As filed with the U.S. Securities and Exchange Commission on November 14, 2022

Commission File No. 333-264963

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

catthis Holdings Corp

(Exact name of registrant as specified in its charter)

Nevada	8741/7310/5961	61-19900192
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

A-9-3, Northpoint Office, Mid Valley City, Lingkaran Syed Putra,

59200 Kuala Lumpur, Malaysia.

Telephone number: + 60397756029

(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Yeo Choon Pin

A-9-3, Northpoint Office, Mid Valley City, Lingkaran Syed Putra,

59200 Kuala Lumpur, Malaysia.

Telephone number: + 60397756029

Email: compliance@catthis.com

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:

Jackson L. Morris, Esq.

126 21st Avenue SE

St. Petersburg, Florida 33705

Telephone: 813-874-8854

Email: jackson.morris@rule144solution.com

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee
Title of Each Class of Securities Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)(2)	21,384,950	$1.00	$21,384,950	$1,982.38

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a), based on the Amount of Securities to be Registered multiplied by the Proposed Maximum Offering Price per Unit.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. catTHIS Holdings Corp may not sell any shares until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED ________________, 2022

CATTHIS Holdings Corp.

21,384,950 SHARES OF COMMON STOCK

$1.00 PER SHARE

catTHIS Holdings Corp. is offering 1,000,000 shares of common stock at a price of $1.00 per share on a self-underwritten, “best efforts”, no minimum basis. There is no minimum number of shares required to be purchased by each investor. catTHIS Holdings will receive the net proceeds from the sale of the shares for cash. Funds from acceptable subscriptions will be used immediately for the purposes as forth under “How We Intend To Use The Proceeds From Sale Of The Shares” and will not be placed in escrow nor be refundable.

Selling shareholders are offering 20,384,950 shares of common stock at a price of $1.00 per share. catTHIS Holdings will not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders may be deemed to be underwriters of this offering made by them.

catTHIS Holdings has determined the initial public offering price of its shares offered for sale for cash pursuant to this prospectus arbitrarily, and the price and value bear no relationship to asset, earnings, or other criterion of value.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

At the date of this prospectus, there is no public market for catTHIS Holdings common stock. catTHIS Holdings plans to apply to FINRA for a trading symbol of  _________ and we plan to attempt to have the shares quoted on the OTCQB. You have no assurance that catTHIS Holdings will be able to sell all 1,000,000 shares covered by this prospectus, how long it will take to sell all of the shares, if any are sold, or that the common stock will ever be quoted or actively traded in the public securities markets. If a sufficient number of shares offered by this prospectus are not sold by catTHIS Holdings and selling stockholders to create a public float which will support a public securities market, the number which cannot be established with certainty at the date of this prospectus, catTHIS Holdings may not become a publicly traded company.

Investment in the shares involves a degree of risk – See, “Risk Factors”, beginning on page 2.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”), and will therefore be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

1,000,000 shares to be offered by catTHIS for cash	Per share	Total
Initial public offering price	$1.00	$1,000,000
Underwriting commissions, discounts and fees (1)	$0.00	$0.00
Net proceeds, before expenses to catTHIS Holdings	$1.00	$1,000,000

20,384,950 shares to be offered by selling stockholders for cash	Per share	Total
Initial public offering price	$1.00	$20,384,950
Underwriting commissions, discounts and fees (1)	$0.00	$0.00
Net proceeds, before expenses to selling stockholders	$1.00	$20,384,950

(1)	Neither catTHIS nor any selling stockholder has any arrangements with securities broker-dealers for sale of the shares. Underwriting commissions, discounts and fees are estimated at 10% of gross proceeds. catTHIS Holdings will not pay any commissions, or fees with respect to shares sold by its directors and executive officers.

The date of this prospectus is ___________, 2022

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. In addition, we may from time to time furnish to stockholders additional information about us and our business as our management deems appropriate.

i

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this prospectus mean catTHIS Holdings Corp. In the foot notes to our financial statements, the “Company” means catTHIS Holdings Corp. The pronoun “you” means the reader of this prospectus.

SUMMARIES OF REFERENCED DOCUMENTS

This prospectus contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our registration statement of which this prospectus is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this prospectus to any of our agreements and other documents, you should refer to the exhibits filed with our registration statement of which this prospectus is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions as to how to access and obtain these agreements and other documents.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future.

The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the distribution of our common stock.

ii

PROSPECTUS SUMMARY

catTHIS Holdings was incorporated in Nevada on January 4, 2021

We are an online platform that provides digital catalogue management service to retailers. Our app “catTHIS” enables users to save PDF catalogues and organize them in a customized way. Users can download the mobile app from Google Play (https://play.google.com/store/apps/details?id=com.incredibleqr.mycatthis.production) or App Store (https://apps.apple.com/us/app/catthis/id1211749794), or access our web-based digital catalogue management system via https://catthis.com/.

For user and app promotion, we attend exhibitions and fairs that are re-emerging post-pandemic. We act as the catalogue service provider for the recently concluded Association of Private Hospitals Malaysia (APHM) International Healthcare Conference & Exhibition 2023 that was held on 30th May to 1st June, 2022 (https://aphmconferences.com/). We plan to attend more exhibitions in the near future such as Medical Fair Asia 2022 in Singapore on 31st August to 2nd September, 2022 (https://www.medicalfair-asia.com/) and Industrial Transformation Asia Pacific 2022 in Singapore on 18th Oct to 20th Oct, 2022 (https://www.industrial-transformation.com/) that we are collaborating with to promote our app.

We also plan to have more collaboration with other service providers that we believe would drive user growth. We have a partnership with Consortium 21 (https://www.consortium21.com/index.html), a marketing and advertising agency that specializes in metaverse marketing and networking platforms. In this partnership, all retailers who are setting up virtual booths/shops in the metaverse will upload their product descriptions, catalogues and images in our catTHIS app, and all users who joined the metaverse will automatically designated a catTHIS account so they may browse retailers’ catalogues, hence driving organic user growth for catTHIS.

catTHIS intends to provide targeted marketing services to retailers where they can leverage this data at a low fee while complying with data protection regulations to reach out to prospective app users. Retailers will be able to avail catTHIS targeted marketing feature to target potential app users in a specific country by identifying their targeted market based on selected tags associated with the product or service catalogue. For instance, a furniture company can specifically target potential app user by filtering those who have downloaded or have seen catalogues related to furniture in the past one month.

Our market is Southeast Asia. We currently have business operations in Malaysia and Singapore, and we plan to expand to Indonesia, Vietnam, Thailand and the rest of South East Asia going forward.

We are offering 1,000,000 shares of our common stock pursuant to this prospectus at a price of US$1.00 per share

Our selling stockholders are offering 20,384,950 shares of our common stock at a price of US$1.00 per share.

Our commons stock is not publicly traded at the date of this prospectus.

Investment in our common stock involves a high degree of risk. See “Risk Factors”, beginning on page 2.

Neither the Company, its executive, any company promoters or their affiliates intend for the Company, once reporting, to be used as a vehicle for a private company to become a reporting company. We do not believe the Company is a blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person, the Company has a specific and well developed business plan and is engaged in and has generated revenues from that business.

OUR CORPORATE HISTORY AND ORGANIZATION

We were incorporated in Nevada on January 4, 2021. Yeo Choon Pin is our founder. On June 25, 2021, we acquired 100% of the equity interests of catTHIS Holdings Corp. incorporated in Malaysia (the “Malaysia Company”), from our founder. All of our operations are conducted in the Malaysian Company.

The address of our executive offices is A-9-3, Northpoint Office, Mid Valley City, Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia and our telephone number at that address is + 60397756029. The address of our website is https://catthis.com. Information at our website is not a part of this prospectus and should not be relied upon for purposes of making a decision to purchase our common stock.

HOW WE ARE AFFECTED BY THE JOBS ACT

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of our fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective “initial public offering” registration statement;

(c)	the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

1

RISK FACTORS

In addition to the forward-looking statements outlined in the preceding topic in this prospectus and other comments regarding assumptions, risks and uncertainties included in the description of our business and elsewhere in this prospectus, the following risk factors should be carefully considered when evaluating our business. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors include all known material risks, but do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

RISKS RELATED TO OUR CORPORATION:

We have limited operating history and face many of the risks and difficulties which are frequently encountered by companies in the developmental stage. Our limited operating history may make evaluating our prospects difficult.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our client base. In addition, we also face many of the risks and difficulties inherent in introducing our services. Our future will depend on our ability to bring our service to the market place and society, which requires proper and organized planning of providing a platform that is able to offer viable business solution, growth model and corporate development to the members in order to assist in their companies’ growth and expansion as well as increase every member’s loyalty towards the Company. The results of our operations can also be affected by our ability to enhance our services or to deliver consistent high-quality services to increase our competitive presence.

We have very limited financial resources. We have included a note to our financial statements expressing substantial doubt about our ability to continue as a going concern.

Lack of resources causes substantial doubt about our ability to continue as a going concern. You have no assurance that we will obtain necessary financing and, if we do, generate sufficient revenue or to become or to continue as a going concern.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire customers. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst-case scenario, any revenue at all.

2

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have relied entirely on equity financing from our shareholders to fund our operations. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

We will incur increased costs as a result of being a public company. These costs will adversely impact our results of operations.

As a public company, we will incur significant legal, accounting and other expenses that a private company does not incur. We estimate these expenses at $36,000 per year. At the date of this prospectus, we do not have the financial resources to absorb these expenses. Even though the Jumpstart Our Business Startups Act (JOBS Act) has as a purpose reducing the cost for some newly reporting issuers, we are uncertain whether the JOBS Act will apply to us and, if it does, the amount of cost reduction we can expect. The Sarbanes-Oxley Act of 2002 (SOX) and related rules resulted in an increase in costs of maintaining compliance with the public reporting requirements, as well as making it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance.

We have not established disclosure controls and procedures and controls over financial reporting. Without these controls, we may not accurately account for our financial transactions and report material transactions on a timely basis.

The Sarbanes-Oxley Act of 2002 (SOX) requires public companies to establish disclosure controls and procedures and controls over financial reporting and to periodically assess the effectiveness of the controls and procedures. Establishing and maintaining these controls and procedures is expensive. Satisfying the criteria for adequate controls and procedures is especially difficult for small public companies, such as we are, because limited personnel must perform tasks which should be divided among a greater number of personnel to achieve checks and balances. Without adequate controls and procedures, and periodically assessing the effectiveness of controls and procedures we do establish, you have no assurance that we will timely and accurately report financial and other material information to the public securities markets. Such failures may result in errors in our reports. And, the prospect of such failures and errors due to weaknesses in our controls and procedures may diminish the credibility of our reports filed under the Securities Exchange Act of 1934.

Our business will be exposed to foreign currency exchange risks.

We derive most of our revenue from the operations of our Malaysia Labuan. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate.

Fluctuations in exchange rates in the Malaysian Ringgit (“RM”) could adversely affect our business and the value of our securities.

The value of the RM against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Malaysia’s political and economic conditions. The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RM and between those currencies and other currencies in which our revenue may be denominated. Appreciation or depreciation in the value of the RM relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely entirely on revenues earned in Malaysia, any significant revaluation of RM may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RM for our operations, appreciation of the RM against the U.S. dollar could cause the RM equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RM into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RM, the U.S. dollar equivalent of the RM we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Malaysia is experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While we believe that the Malaysian economy has experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth, which may harm our business, financial condition and results of operations.

If inflation increases significantly in SEA countries, our business, results of operations, financial condition and prospects could be materially and adversely affected.

Should inflation in SEA countries, including Malaysia, increase significantly, our costs, including our staff costs are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in SEA countries, including Malaysia, could materially and adversely affect our business, results of operations, financial condition and prospects.

3

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future. Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our Company. We do not have any hedging arrangements to protect against such exchange rate exposures.

If you invest in our stock, your investment may be disadvantaged by future funding, if we need and are able to obtain it.

To the extent we need and obtain equity funding by issuance of convertible securities or common stock, or common stock purchase options or warrants in connection with either type of funding, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share. Future increases in the number of our shares outstanding will have a negative impact on earnings per share, increasing the earnings we must achieve to sustain higher prices for our common stock. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Voting control by management means it is unlikely you and other stockholders will be able to elect our directors and you will have little influence over our management.

Our management owns 60,495,000 shares of our common stock received as founders’ shares and which has the right to vote 47.73% percent of all votes cast, including votes by common stockholders (who include our management), on any matters presented to stockholders for approval. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. Any person or group who controls or can obtain more than fifty percent of the votes cast for the election of each director, as does our management, will control the election of all directors and other stockholders will not be able to elect any directors or exert any influence over management decisions. Removal of a director for any reason requires a majority vote of our issued and outstanding shares of preferred and common stock.

If Yeo Choon Pin, our sole director and officer were leave the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of Mr. Yeo, who are responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our CEO and Director could have an adverse effect on our business, financial condition and results of operations. There is no assurance that they will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO and Director could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Growth in our business, of which you have no assurance, will likely place a significant strain on our and their respective management, administrative, operating and financial infrastructures, which are limited. To manage our and their respective businesses and planned growth effectively, we and they must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. Our and/or their failure to do so could either limit our growth or cause our or their respective businesses to fail.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We will engage in a highly competitive and sophisticated market in which we have limited prior experience. If we are unable to compete successfully in our market place, our business may fail or be less successful.

There are similar services in current marketplace that compete with our core operating activities. Certain of these competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources. Competitors and potential competitors may also innovate services that are more effective or have other potential advantages compared to our service plan. In addition, research, development and commercialization efforts by others could render our services provided obsolete or non-competitive. Certain of our competitors and potential competitors have broader services offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressures could result in price reductions, reduced margins and loss of market share. We could encounter potential members that, due to existing relationships with our competitors, are committed to services offered by those competitors. As a result, those potential members may not consider utilizing our services.

4

Security and privacy breaches in our digital marketing platform may expose us to additional liability and result in the loss of customers, either of which events could harm our business and cause our stock price to decline.

Any inability on our part to protect the security and privacy of our digital marketing platform could have a material adverse effect on our profitability. A security or privacy breach could:

-	Expose us to additional liability;
-	Increase our expenses relating to resolution of these breaches; and
-	Deter customers from using our product.

We cannot assure you that our use of applications designed for data security will effectively counter evolving security risks or address the security and privacy concerns of existing and potential customers. Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations.

We could incur substantial losses from employee fraud and, as a result, our business would suffer.

The nature of our digital marketing platform makes us vulnerable to employee fraud or other internal security breaches. We cannot assure you that our internal security systems will prevent material losses from employees’ fraud. Although we will take every reasonable effort to ensure that employee fraud does not take place, we cannot make assurances that our efforts will be successful.

Our digital marketing platform might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken to detect and prevent identify theft, unauthorized uses of credit cards and similar misconduct, our digital marketing platform remain susceptible to potentially illegal or improper uses. Despite measures we have taken to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will succeed. Our business could suffer if customers use our system for illegal or improper purposes.

5

We may experience breakdowns in our digital marketing platform that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable.

A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. To operate our business successfully, we must protect our systems from interruption by events beyond our control. Events that could cause system interruptions include:

-	Fire;
-	Flood
-	Earthquake;
-	Terrorist attacks;
-	Natural disasters;
-	Computer viruses;
-	Unauthorized entry;
-	Telecommunications failure;
-	Computer denial of service attacks; and
-	Power loss and country blackouts and lockdown.

We may not protect our proprietary technology effectively, which would allow competitors to duplicate our digital marketing platform. This would make it more difficult for us to compete with them.

Our success and ability to compete in our markets depend, in part, upon our proprietary technology. We rely primarily on copyright, trade secret and trademark laws to protect our technology including the source code for our proprietary software, and documentation and other proprietary information. We have not been granted any patents for features of our digital marketing platform. We cannot assure you that any of our patent applications will be granted or that if they are granted, they will be valid. A third party might try to reverse engineer or otherwise obtain and use our technology without our permission, allowing competitors to duplicate our product and services.

RISKS RELATED TO INVESTMENT IN OUR SHARES:

Yeo Choon Pin who is offering our shares will have a conflict of interest because he will also be selling shares for his own account, which could result in our sale of an insufficient number of shares to necessary to fund our business plan.

Mr. Yeo, our sole director and officer, will be selling shares on behalf of the Company in this offering. He will simultaneously be able to sell shares of stock that he owns and are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Yeo’s time and attention in selling our shares since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

During this offering, Mr. Yeo will prioritize in selling shares of the company over selling his own shares. Mr. Yeo will only proceed to sell his own shares once all 1,000,000 of the company’s shares are successfully sold. In the circumstance where the 1,000,000 shares of the company were fully sold, Mr. Yeo will then sell his own shares according to the Selling Shareholders list at page 18.

The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders, including Mr. Yeo, will go directly to them, not the Company. Once all shares offered by the Company have been sold, Mr. Yeo will advise further investors to whom he sells shares that proceeds are going not to the Company or but directly to him.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

As the Company is only selling 1,000,000 of the 21,384,950 shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

You may find it difficult to sell our shares because there is no public market for our shares and you have no assurance a public market will develop.

There is currently no market for our common stock. You will only be able to sell our shares if a public market develops for our stock. If a public market does develop, you have no assurance how sustained or active the public market for our common stock will become or remain. It is likely that the public market for our common stock will be volatile, in that it may be subject to wide and unpredictable price and volume swings. Accordingly, you may find it difficult to sell our common stock should you invest in it.

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“Penny stock” rules may make buying and selling our common stock difficult.

You have no assurance trading in our common stock will not be subject to the “penny stock” rules of the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock and limiting the number of broker-dealers who will accept our common stock in their customers’ accounts. As a result, you may find it more difficult to sell our common stock into the public market.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three years period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any December 31, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may not eligible quoted on OTCQB marketplace.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock. There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) for a trading symbol, which if issued would facilitate quotation of our common stock quoted on the OTCQB. Even if we are assigned a trading symbol, it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

HOW WE DETERMINED THE OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

In the event a public market develops for our common stock, you have no assurance market prices will exceed the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

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HOW WE INTEND TO USE THE NET PROCEEDS FROM THE SALE OF OUR SHARES

We are offering 1,000,000 shares of our common stock on a self-underwritten, best efforts, no minimum basis at an initial offering price per share of $1.00. We expect to receive net proceeds from the sale of our shares of approximately $964,000, after payment of expenses estimated at $36,000, but not including any shares of our common stock we may be required to issue as additional compensation in connection with the sale of the shares. The following table sets forth how we intend to use the net proceeds from the sale of the shares, assuming we sell twenty-five percent, fifty percent, seventy-five percent and all of the shares.

Planned Actions	25% Sold	50% Sold	75% Sold	100% Sold
Offering Expenses	$36,000	$36,000	$36,000	$36,000
Funding of Day to Day Operations	21,400	46,400	71,400	96,400
Event Exhibitions, Marketing and Promotional Activities	21,400	46,400	71,400	96,400
Hiring Staff and Paying Salaries	64,200	139,200	214,200	289,200
Payment for Ongoing Reporting Requirements	42,800	92,800	142,800	192,800
Business Development Costs	64,200	139,200	214,200	289,200
TOTAL	$250,000	$500,000	$750,000	$1,000,000

We intend to use net proceeds from the sale of our shares immediately upon receipt and acceptance of subscriptions. Proceeds will not be placed in escrow pending the sale of any predetermined number of shares. We believe the net proceeds from our sale of all of the shares will sustain our operations for approximately twelve months. Our board of directors retains discretion to reallocate use of proceeds in the event it deems such reallocation to be appropriate and in our best interest. The Company is paying all the expenses of this offering by both the Company and by selling stockholders, no including any commissions, discounts or brokerage fees incurred by selling stockholders. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

ESTIMATED DILUTION TO PURCHASERS OF OUR COMMON STOCK

You may experience significant dilution in the value of your investment in our common stock at a price of $1.00 per share. Dilution represents the difference between the price you pay and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered – see, “How We Have Determined The Offering Price” – and because our existing stockholders have paid substantially less than the initial offering price of $1.00 per share. Dilution of the value of the shares you purchase will result in a higher book value of the shares held by our existing stockholders. We have no net tangible book value at the date of this prospectus.

% sold	Total outstanding	Net tangible book value /share	Increase/share to existing stockholders	% owned by existing stockholders	Dilution/share to new stockholders	% owned by new stockholders
25%	126,987,500	$0.005102	$0.001963	99.8%	$0.995	0.2%
50%	127,237,500	$0.007057	$0.003917	99.6%	$0.993	0.4%
75%	127,487,500	$0.009004	$0.005864	99.4%	$0.991	0.6%
100%	127,737,500	$0.010944	$0.007804	99.2%	$0.989	0.8%

PLAN OF OPERATIONS

You have no assurance we will be able to sell the 1,000,000 shares offered by this prospectus. If we do not complete the sale of all the shares we are offering, we may not become a publicly traded company. Assuming we sell the 1,000,000 shares, the following sets forth the business activities we plan to undertake in the next twelve months following completion of the sale of our shares and the cost of such activities.

For our mobile application development, we are continuously enhancing the User Interface (UI) and User Experience (UX) of our app. Our current interface is rather static as in creating folders and saving catalogues. For the first quarter going forward, we will incorporate more vibrant and dynamic elements in our interface, such as those found in Instagram and TikTok, in order to attract more users. We estimate the cost for this quarter to be $120,000, with advertising and marketing consist of $25,000 and outsource contractors and technical supports consist of $85,000.

In the second quarter, we plan to develop and provide plug-in services to merchants and advertisers by connecting their websites to our catalogue management system through Software Development Kits (SDK) and Application Programming Interfaces (API). Currently we are only embedding a link at client’s website which will connect back to our catalogue management system at our website. An example of this can be found at one of our client’s websites https://www.mymedicnews.com/ under “featured catalogues”. We aim to have our catalogue management system functioning directly at our client’s website. We estimate the cost for this quarter to be $420,000, with advertising and marketing consist of $150,000, outsource contractors and technical supports at $85,000, and consulting fees at $150,000. The nature of this consulting fee is related to the group business expansion and management advisory fee.

In the third and forth quarter, we plan to hire more data scientist and analyst to start developing our own predictive analytics. Currently our app is able to perform descriptive analytics based on users’ action and preferences, such as log in time, demographics (age, sex etc.), the type of catalogues they viewed and saved etc. We plan to develop our own predictive analytics so we can enable a more accurate targeted marketing by push notification or recommendation. We estimate the cost for each quarter to be $120,000, with advertising and marketing consist of $25,000 and outsource contractors and technical supports consist of $85,000.

For user and app promotion, we continue to engage and attend exhibitions and fairs that are re-emerging post-pandemic. We act as catalogue service provider for Association of Private Hospitals Malaysia (APHM) International Healthcare Conference & Exhibition 2023 that was held on 30th May to 1st June, 2022 (https://aphmconferences.com/). There are few more exhibitions coming up such as Medical Fair Asia 2022 in Singapore on 31st August to 2nd September, 2022 (https://www.medicalfair-asia.com/) and Industrial Transformation Asia Pacific 2022 in Singapore on 18th Oct to 20th Oct, 2022 (https://www.industrial-transformation.com/) that we are collaborating with to promote our app.

We also plan to have more collaboration with other service provider that would drive user growth. We have partnership with Consortium 21 (https://www.consortium21.com/index.html), a marketing and advertising agency that specialized in metaverse marketing and networking platform. In this partnership, all retailers who are setting up virtual booths/shops in the metaverse will upload their products description, catalogues and images in our catTHIS app, and all users who joined the metaverse will automatically designated a catTHIS account so they could browse retailers’ catalogue, hence driving organic user growth for catTHIS.

Our current app user is about 8,000 and we aim to hit 100,000 number of users by end of forth quarter.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of operations for the period ended December 31, 2021

Revenues

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, the Company generated revenue income in the amount of $4,827. The revenue generated was a result of service fee paid by client to carry out catalogue management services and studio production services. The revenue derived is not dependent on the number of user of catTHIS app.

Currently the Company has yet to generate any advertising revenue as direct result of catTHIS’s user big data. The Company may start monetizing on the big data when the number of users exceed 100,000.

Cost of Revenue and Gross Margin

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, cost incurred in providing marketing and studio production services is $3,017. The Company generates gross profits of $1,810.

Other income

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, the Company generated other income of $356 which was primarily gain from foreign currency translation arise during bank remittance of shares subscription and day to day operations.

Selling and Distribution Expenses

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, the Company had selling and distribution expenses in the amount of $28,873 which was primarily comprised of advertising and transportation fee.

General and Administrative Expenses

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, the Company had general and administrative expenses in the amount of $281,825, which was primarily comprised of professional fees consultation fees, and cost of upkeep of office. The nature of the consultation fee is related to the group’s business expansion and management consultation fee.

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Net Loss

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, the Company has incurred a net loss of $312,597.

Liquidity and Capital Resources

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, we had $345,678 of cash and cash equivalents respectively. We expect increased levels of operating activities going forward will result in more significant cash flows.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception January 4, 2021 to the period ended December 31, 2021, we have met these requirements primarily by sales of our common stock.

Cash Used in Operating Activities

For the period from January 4, 2021 (Date of Inception) to December 31, 2021, net cash used in operating activities was $310,367 which were the result of our net loss attributable to selling and distribution costs, and professional fees.

Cash Provided from Financing Activities

On January 04, 2021, Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin for initial working capital of $10. Mr. Yeo serves as our Chief Executive Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On June 25, 2021, we acquired 100% of the equity interests of catTHIS Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of catTHIS Holdings Corp., Ms Ku Shia Ting was compensated $100.

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Results of operations for three months ended March 31, 2022

Revenues

For the three months ended March 31, 2022, the Company generated revenue income in the amount of $24,327. The revenue generated was a result of service fee paid by client to carry out catalogue management services and studio production services. The revenue derived is not dependent on the number of user of catTHIS app.

Currently the Company has yet to generate any advertising revenue as direct result of catTHIS’s user big data. The Company may start monetizing on the big data when the number of users exceed 100,000.

Cost of Revenue and Gross Margin

For the three months ended March 31, 2022, cost incurred in providing marketing and studio production services is $16,779. The Company generates gross profits of $7,548.

Other income

For the three months ended March 31, 2022, the Company generated other income of $1,115 which was primarily gain from foreign currency translation arise during bank remittance of shares subscription and day to day operations.

Selling and Distribution Expenses

For the three months ended March 31, 2022, the Company had selling and distribution expenses in the amount of $2,421 which was primarily comprised of advertising and transportation fee.

General and Administrative Expenses

For the three months ended March 31, 2022, the Company had general and administrative expenses in the amount of $115,258, which was primarily comprised of professional fees consultation fees, and cost of upkeep of office. The nature of the consultation fee is related to the group’s business expansion and management consultation fee.

Net Loss

For the three months ended March 31, 2022, the Company has incurred a net loss of $117,136.

Liquidity and Capital Resources

For the three months ended March 31, 2022, we had $193,498 of cash and cash equivalents. We expect increased levels of operating activities going forward will result in more significant cash flows.

Cash Used in Operating Activities

For the three months ended March 31, 2022, net cash used in operating activities was $146,682 which were the result of our net loss attributable to selling and distribution costs, and professional fees.

Cash Used in Investing Activities

For the three months ended March 31, 2022, net cash used in investing activities was $3,496. This was mainly arise from the purchase of property, plant and equipment.

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Results of operations for six month ended June 30, 2022

Revenues

For the six months ended June 30, 2022, the Company generated revenue income in the amount of $93,283. The revenue generated was a result of service fee paid by client to carry out catalogue management services and studio production services. The revenue derived is not dependent on the number of user of catTHIS app.

Currently the Company has yet to generate any advertising revenue as direct result of catTHIS’s user big data. The Company may start monetizing on the big data when the number of users exceed 100,000.

Cost of Revenue and Gross Margin

For the six months ended June 30, 2022, cost incurred in providing marketing and studio production services is $35,202. The Company generates gross profits of $58,081.

Other income

For the six months ended June 30, 2022, the Company generated other income of $7,911 which was primarily gain from foreign currency translation arise during bank remittance of shares subscription and day to day operations.

Selling and Distribution Expenses

For the six months ended June 30, 2022, the Company had selling and distribution expenses in the amount of $21,473 which was primarily comprised of advertising and transportation fee.

General and Administrative Expenses

For the six months ended June 30, 2022, the Company had general and administrative expenses in the amount of $288,009, which was primarily comprised of professional fees consultation fees, and cost of upkeep of office. The nature of the consultation fee is related to the group’s business expansion and management consultation fee.

Net Loss

For the six months ended June 30, 2022, the Company has incurred a net loss of $261,914.

Liquidity and Capital Resources

For the six months ended June 30, 2022, we had $36,334 of cash and cash equivalents. We expect increased levels of operating activities going forward will result in more significant cash flows.

Cash Used in Operating Activities

For the six months ended June 30, 2022, net cash used in operating activities was $295,234 which were the result of our net loss attributable to selling and distribution costs, and professional fees.

Cash Used in Investing Activities

For the six months ended June 30, 2022, net cash used in investing activities was 3,496. This was mainly arise from the purchase of property, plant and equipment.

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OUR BUSINESS

Company Overview

We are a startup early-stage company that intend to provide digital marketing services through technology. Its leading mobile application “catTHIS” is a digital catalogue management platform that allows users to upload and share PDF catalogues anywhere and from any devices for free. This environmental-friendly service would significantly bring down the number of physical printed catalogues, newspaper advertisement, magazines and other printed materials. The key feature of this digital catalogue management platform is its engagement metrics, which are extremely useful for users to understand how well its catalogue is reaching their audience

Industry Overview

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

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Digital Advertising and Marketing Market

Southeast Asia (SEA) digital advertising market is expected to grow by 13.93% and reach USD15.35 billion by 2026. Representing the fastest growing regional market in the world. [1]

The number of internet users in SEA has grown by more than 10% over the past 12 months in 2019, with internet penetration across the region as a while now well above 60%. Much of this growth in internet users has come from Indonesia, which is also home to Southeast Asia’s largest population. The latest data from the suggest that the number of internet users in Asosiasi Penyelenggara Jasa Internet Indonesia (AJPII) Indonesia has grown by 20% over the past 2 years from 2017 to 2019, equating to an increase of roughly 29 million new users.[2]

According to Bain and Company Digital Consumers report 2020, the number of digital consumers increased by around 60 million in SEA, a CAGR of 12% from 2018 to 2020. Almost 70% of the 443 million people in Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam are now digital consumers – anyone who has purchased a product or service online (excluding travel) in the past 12 months. This growth was achieved as more non-internet users gained access to a smartphone or web-connected computer.

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Marketing Spend (Digital and Traditional)

Source: World Advertising Research Centre, Frost & Sullivan

SEA Marketing Spend Marketing spends in SEA region grew from USD18.4 billion in 2016 to USD22.9 billion in 2019 at a CAGR of 7.4%. Even though traditional segment accounted for 76.6% of marketing spend in SEA region in 2019, digital segment grew at a CAGR of 20.5% between 2016 and 2019. Marketing spend on digital segment in individual countries varies considerably, with more advanced economies like Singapore adopting digital marketing at a quicker pace. Nonetheless, marketing spend on digital segment in other countries are expected to record higher growth rate due to increasing smartphones/ tablets users, higher internet penetration rate as telco operators pushing for high-speed internet and free public WiFi becoming more accessible, among others.

Source: World Advertising Research Centre, Frost & Sullivan

[2]Source : Digital in Southeast Asia

https://datareportal.com/reports/digital-2019-spotlight-ecommerce-in-southeast-asia

[3]Source :Digital comsumer of tomorrow,here today

https://www.bain.com/globalassets/noindex/2020/facebook_and_bain_and_company_report_digital_consumers_of_tomorrow_here_today.pdf

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Our Operations

Our leading mobile application “catTHIS” is a digital catalogue management platform that allows users to upload and share PDF catalogues anywhere and from any devices for free. This environmental-friendly service would significantly bring down the number of physical printed catalogues, newspaper advertisement, magazines and other printed materials. The key feature of this digital catalogue management platform is its engagement metrics, which are extremely useful for users to understand how well its catalogue is reaching their audience as following:

1.	Upload – This function allows users to advertise by uploading PDF catalogues, images and description and it is using multiple methods (visual, descriptive and informative) to promote the products and services of the sellers.

2.	Video – This function allows the uploader to embed a Youtube Video to better enhance the description of the catalogues.

3.	QR Scanner – Users can just scan the catalogues and save it without going through the sometimes, long download and saving process.

4.	Share – The catalogue can be effortlessly shared with people who do not have the catTHIS App installed either through Whatsapp, Wechat or any other such social media platforms.

5.	Privatize – The ‘Privatize’ function enables additional approval for dedicated recipients. This allow the uploader of the catalogue marked private to decide the extent of information to be shared with the receiver.

6.	Editing – The App also allows for editing updates or changes to be incorporated directly into the format in the app. Catalogues are thus automatically updated and users do not need to print a new set of catalogues which can be costly, especially if the changes are minor.

7.	Analytics – The analytics function allows users to gain real-time data on the catalogues they have uploaded.

8.	Organize – The organize function helps users to save their catalogues and organize them into folders. This allows users to save a large number of catalogues without the use of additional space on their mobile devices.

9.	News and Events – This function allows users to push for news and events to selected catalogue followers.

10.	Chat function – The chat function allows for two-way communication between users (buyer and seller). This acts as a feedback loop to the seller as they can gather feedback from buyers instantly and be more responsive.

Core competency

Ability of digital catalogue platform to connect user and potential seller catTHIS App allows user to save digital catalogue and marketing materials effortlessly by using QR scanner which allow for quicker progression in marketing events as the visitors can just scan through their QR scanner for marketing materials. The App also have the ability to allow users to gain access to real-time data whenever there is an update or editing action being taken by the catalogue uploader, thus users do not need to print a new set of catalogues which can be costly, especially if the changes are minor.

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In addition, the chat function also allows for the sales process to be faster compared to the physical catalogue which requires the buyer to contact the representative from the seller for further action. The chat function can act as customer service and repeat sales channel as sellers can continuously promote their products and services with their buyers and buyers can contact their sellers for after-sales services such as maintenance services.

Targeted marketing through big data and analytics The analytics function allows users to find out the number of people that have downloaded or saved the catalogues which allow users to track and gain information on potential sales. An user’s act of downloading or saving the catalogue is a behavioral cue that they might have some interest in the products and services highlighted by the catalogue. The probability of converting such users into actual buyers is higher than those that shows no interest. Sellers can then better target their marketing efforts on the catTHIS App by focusing on the data provided by the App to increase the success rate of their marketing campaigns.

catTHIS intend to provide targeted marketing services to retailers where they can leverage this data at a low fee while complying with data protection regulations to reach out to prospective app users. Retailers will be able to avail catTHIS targeted marketing feature to target potential app users in a specific country by identifying their targeted market based on selected tags associated with the product or service catalogue. For instance, a furniture company can specifically target potential app user by filtering those who have downloaded or have seen catalogues related to furniture in the past one month.

Marketing

We are aims to establish a platform for business marketing through e-catalogues internationally. Our marketing initiatives include participating in exhibition shows, event talks, ads (digital, cinema, influencer marketing), building strategic alliance, etc. Our founder Mr. Yeo has also won many awards and accolades for its innovative marketing solution. Mr. Yeo has also attended several events such as Industrial Transformation Asia-Pacific (ITAP 2019, Korea-Malaysia B2B Business Meeting 2019, Malaysia Medical Device Expo 2019 (MEDEX) and Smart Manufacturing Tech 4.0.

The ongoing COVID-19 pandemic had changed the buying behavior of consumers such that buyers have reverted to online purchases which significantly increase the online traffic. This accelerate the internet adoption for users while catTHIS is positioning itself to fully capitalize on this global direction.

Our official website is https://catthis.com/.We intend to improve the visibility of our corporate website through various marketing channels such as search engine marketing, omnichannel options on Twitter, LinkedIn and Facebook etc. The company has plan to create market expansion through joint ventures or strategic collaborations with software development organization in countries such as Philippines, Indonesia, Thailand.

catTHIS plans to participate frequently in several international or regional scale industry roadshows, conferences and exhibitions to promote its digital catalogues management to potential markets in South East Asia.

All of the above marketing plans have not yet been determined in sufficient detail to outline at this time, and remain under development.

Competition

Our existing product is a combination between social media marketing, cloud storage and file management system. We see a demand in this space of which no direct competitors are providing the same services in South East Asia. Our distinctive e-catalogue management system is different from those features offered by existing social media platform such as Facebook, Instagram, Dropbox, Google Drive and etc.

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Future Plans

catTHIS plans to continue to enrich its App with more features going forward, with future development focus on the following key areas:

Enterprise Version - allows enterprise-wide sharing of catalogues, by HQ to specific countries/regions where catalogues would be assigned to specific divisional heads and then to the field sales force, simultaneously maintaining quality control from HQ.

Event Registration feature - allow organizers to have access to all details of visitors who visited their exhibition.

Enhanced analytics capabilities - more business metrics such as product popularity, sales force effectiveness, customer preferences, product trends etc.

catTHIS intends to focus more on user acquisition through various channel but centralizing its efforts based on the catTHIS App.

catTHIS will also focus in provisioning Information Technology support in metaverse project. The service including to build metaverse cities, metaverse front-end and back-end development, website creation and server maintenance. In this metaverse project, catTHIS intend to build metaverse which has capabilities to host a minimum 1,000 users and capable of hosting minimum 90 virtual shop with various user and merchant functionalities. Therefore, catTHIS able to gain primary data from the user in metaverse city for marketing research purposes to enhance catTHIS marketing database.

Our Employees

Our only employee is our Mr. Yeo, our chief executive officer. We employ nine independent contractors who provide technical and administrative support. Mr. Yeo and our contractors devote up to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employees, Officers and/or Directors.

Our Facilities

We lease 1,841 square foot office space for a monthly rental of MYR 6,500. Our executive offices and operations are located in this space. The space is located in an office building at A-9-3, Northpoint Office, Mid Valley City, Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia. We believe this office space is sufficient for our needs for 2 years.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

OUR MANAGEMENT

The following table sets forth information about our sole directors and executive officer at the date of this prospectus:

NAME	AGE	POSITION	Director Since
Yeo Choon Pin	53	Director, Chief Executive, President, Chief Financial Officer and Secretary	inception

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting. Each director will remain in office until his successor is elected. We do not have independent directors using the definition of independence contained in the NASDAQ listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under Nevada law and our bylaws to indemnify our directors and officers against certain liabilities. We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

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Management Biography

Mr. Yeo is our sole director and executive officer. For more than 30 years, Mr. Yeo has been actively involved in media and publishing industries, during which he has developed an extensive international network and resources. In 2002, he was elected as a Council Member in Singapore Confederation of Industries (now known as the Singapore Manufacturing Federation), and was instrumental in supporting numerous incoming and outgoing trade delegations in Asia. In 2003, Mr. Yeo was invited by the Malaysian government to relocate its operation into Malaysia, and shortly after, established the Automation Technology Industry Group under the aegis of Federation of Malaysian Manufacturers (FMM) and became the first Chairman representing the voice of the industrial automation industry in Malaysia. In 2004, after the launch of the Thailand Elite Club by Tourism Authority of Thailand, Mr. Yeo was appointed as Vice President that represents the Thailand Elite Membership Project in Singapore and Malaysia. In 2007, he was appointed by Board of Investments (BOI) of Thailand to assist in the collaboration programs of the Alliance of Supporting Industries Association (ASIA) and making Automation Technology Group in Thailand as the 14th industry grouping in the alliance. In 2020, he was appointed Secretary of Communication and Media of Brunei Darussalam BIMP-EAGA Business Council (BDBEBC), an umbrella organization for the private sector in the subregion and enjoys “fifth country” status in EAGA co-operation. Also in 2020, Mr. Yeo was also appointed as Chairman (Singapore Representative) of ASEAN Chamber of Commerce and Industry.

BOARD COMMITTEES

Our board of directors does not have compensation, nominating, audit committees or any other committees. Our board of directors has not adopted a code of ethics.

HOW WE COMPENSATE OUR MANAGEMENT

We have paid Mr. Yeo cash compensation since August, 2021 aggregate amount as of December 31, 2021 was $76,414.

EMPLOYMENT AGREEMENTS

At the date of this prospectus, we do not have any employment agreements.

HOW WE COMPENSATE OUR DIRECTOR

We do not compensate the director separately from his executive compensation.

WHO OWNS OUR COMMON STOCK

Our principal stockholders are set forth in the following table. These principal stockholders include:

●	each of our directors and executive officers,
●	our directors and executive officers as a group, and
●	others who we know own more than five percent of our issued and outstanding common stock.

19

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

	Number		Percentage
Name	Before	After (1)	Before	After (1)
Yeo Choon Pin	60,495,000	60,395,000	47.73%	47.65%
All Directors and Officers
as a Group (1 person)	60,495,000	60,395,000	47.73%	47.65%
SEATech Ventures Corp.(2)	19,000,000	18,900,000	14.99%	14.91%
11-05 & 11-06, Tower A Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200 Kuala Lumpur, Malaysia
Bezeus Sdn Bhd (3)	12,000,000	11,900,000	9.47%	9.39%
3A, Jalan Lazat 1, Taman Bukit Indah, 58200 Kuala Lumpur, Malaysia

(1)	Assumes completion of all transactions described in this prospectus.
(2)	SEATech Ventures (HK) Limited is a subsidiary of SEATech Ventures Corp. and Chin Chee Seong is the Chief Executive Officer and controlling shareholder of SEATech Venture Corp.
(3)	Irene Ting Chui Teen is the director and controlling shareholder of Bezeus Sdn Bhd.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

As at June 30, 2022, we have paid consulting fees in total amount of $264,639 to SEATech Ventures (HK) Limited. The nature of this consulting fee is related to the group’s business mentoring, nurturing, incubation services and corporate development, fund raising strategy and other related advisory services. SEATech Ventures (HK) Limited is a subsidiary of SEATech Ventures Corp.(2) which owns 14.99% our common stock at the date of this prospectus. We may continue to use the services of SEATech in the future. You have no assurance substantially identical services would not be available from unrelated third parties at a lower cost.

On June 25, 2021, we acquired 100% of the equity interests of catTHIS Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of catTHIS Holdings Corp., Ms Ku Shia Ting was compensated $100. Ms. Ku Shia Ting is the spouse of our Director, Chief Executive, President, Chief Financial Officer and Secretary, Mr. Yeo Choon Pin.

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Public Market Information

At the date of this prospectus, there is no public market for our common stock. We plan to make arrangements with a securities broker-dealer to apply for a trading symbol and, when issued, as a market maker publish quotes for our common stock. We expect our common stock to be quoted on the OTCQB under the symbol  “________”. We expect the Financial Industry Regulatory Authority (FINRA) will issue our symbol when we close the offering made by this prospectus.

Our Stockholders

At the date of this prospectus, we have 119 record and beneficial holders of our common stock.

Dividends

We have not paid a cash dividend on our common stock and do not expect to pay a cash dividend in the foreseeable future. Our board of directors has the sole authority to declare dividends. Our payment of dividends in the future will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Our Transfer Agent

We will maintain our own stock issuance and transfer records until we have satisfied the conditions to close the offering made by this prospectus.

20

HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 1,000,000 shares of our authorized but unissued common stock for sale pursuant to this prospectus in a “self-underwritten”, no minimum public offering. We will use funds from acceptable subscriptions upon receipt. We do not have an underwriter to assist us in the sale of the shares. We are dependent upon our chief executive officer, Mr. Yeo, to offer the shares on our behalf. See “Our Management”. Mr. Yeo will not receive compensation for sales of the shares. Mr Yeo will prioritize the sale of shares of behalf of the Company and will not sell his own shares until all 1,000,000 primary offering of Company’s shares are fully sold. We will rely on Rule 3(a)4-11 in that Mr.Yeo has never been either a registered securities broker-dealer or an affiliate or associated person thereof. We will receive the net proceeds from the sale of the shares. You have no assurance we will be able sell all of the shares. We expect to sell the shares in transactions negotiated directly with investors or their representatives. This offering will terminate upon the earliest of such time as all of the common stock has been sold pursuant to the registration statement or 365 days from the effective date of this prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering. Subscribers’ funds received prior to our sale of all the shares will not be placed in an escrow account nor be refundable.

HOW SELLING STOCKHOLDERS MAY SELL THEIR SHARES

Selling stockholders may sell their shares in private transactions until a public market is available for our common stock once a public market is available, selling stockholders may offer and sell their shares in normal brokerage transactions and would expect to pay ordinary and customary brokerage fees and expenses in connection with such sales. The sale price of selling stockholders will be $1.00 per share. The Company is paying all the expenses of this offering by both the Company and by selling stockholders, no including any commissions, discounts or brokerage fees incurred by selling stockholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 20,384,950 shares of our common stock. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of (filing S1 date) and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Yeo Choon Pin (1)	60,495,000	100,000	60,395,000	47.65%
SEATech Ventures Corp (2)	19,000,000	100,000	18,900,000	14.91%
Bezeus Sdn Bhd (3)	12,000,000	100,000	11,900,000	9.39%
CMK Ventures Sdn Bhd (4)	6,000,000	3,000,000	3,000,000	2.37%
CT Talent Sdn Bhd (5)	4,880,000	2,440,000	2,440,000	1.92%
Hoh Jee Choong	4,639,050	2,319,525	2,319,525	1.83%
Chong Kwong Hsien	3,568,500	1,784,250	1,784,250	1.41%
Lee Boon Ping (Li WenBing)	3,568,500	1,784,250	1,784,250	1.41%
Lim Cheng Jeen	3,568,500	1,784,250	1,784,250	1.41%
GreenPro Ventures Capital Limited	2,000,000	1,000,000	1,000,000	0.79%
Hoh Jei Munn	1,090,550	545,275	545,275	0.43%
GreenPro Asia Strategic SPC-GreenPro Asia Strategic Fund SP	1,000,000	500,000	500,000	0.39%
Su Ching Pung	713,700	713,700	0	0.00%
Low En Lin Justin	713,700	713,700	0	0.00%

21

Teoh Leok San	330,000	330,000	0	0.00%
Lin Yu-Ting	150,000	150,000	0	0.00%
Law Geok Luan	110,000	110,000	0	0.00%
Semarjit Singh A/L Charan Singh	100,000	100,000	0	0.00%
Ng Su Kiaw	100,000	100,000	0	0.00%
Lee Geok Choo (Li YuZhu)	100,000	100,000	0	0.00%
Calvin Chiew An Kian	100,000	100,000	0	0.00%
Han Yee Kwong	100,000	100,000	0	0.00%
Chan Keng Hong	90,000	90,000	0	0.00%
Martin Chua Kim Soon	80,000	80,000	0	0.00%
Nicholas Tham Wing Kwong	70,000	70,000	0	0.00%
Mohana Krishnan Vadaymalai	50,000	50,000	0	0.00%
Ong Chwee Seng	50,000	50,000	0	0.00%
Low Kok An	50,000	50,000	0	0.00%
Ng Choon Hiang	50,000	50,000	0	0.00%
Lim Boon Kiat (Lin WenJi)	50,000	50,000	0	0.00%
Lin Ming-Yung	50,000	50,000	0	0.00%
Ang Pau Peng Andrew	50,000	50,000	0	0.00%
Low Pei Fui	50,000	50,000	0	0.00%
Rozlan Bin Mohamed	50,000	50,000	0	0.00%
Goh Siau Mei	50,000	50,000	0	0.00%
Michael Bong Enn Chung @ Michael Wong Enn Chung	50,000	50,000	0	0.00%
Chong Wai Peng	40,000	40,000	0	0.00%
Goh Kong Ming	40,000	40,000	0	0.00%
Liew Yung Chean	40,000	40,000	0	0.00%
Chia Ying Jze	40,000	40,000	0	0.00%
Lau Jee Soon	40,000	40,000	0	0.00%
Ng Chun Pong	30,000	30,000	0	0.00%
Chee Zheng Hao	30,000	30,000	0	0.00%
Low Yip Seng	30,000	30,000	0	0.00%
Yau Yeck Khing	30,000	30,000	0	0.00%
Lim Sui Chieh	30,000	30,000	0	0.00%
Chiew Chee Boon	30,000	30,000	0	0.00%
Sam Wai Ying	30,000	30,000	0	0.00%
Chum Shek Yin	30,000	30,000	0	0.00%
Ong Chung Ping	30,000	30,000	0	0.00%
Hoh Oye Chye @ Hoh Choy	30,000	30,000	0	0.00%
Ho Koon Leng	30,000	30,000	0	0.00%
Tan Hwee Hor	20,000	20,000	0	0.00%
Shaun Ng Tian Swee	20,000	20,000	0	0.00%
Ong Ban Hin	20,000	20,000	0	0.00%
Ng Soon Lee (Huang ShunLi)	20,000	20,000	0	0.00%
Low Yan Hwee	20,000	20,000	0	0.00%
Law Zhen Lun Alan	20,000	20,000	0	0.00%
Law Chee Siong	20,000	20,000	0	0.00%
Nah Ah Joo	20,000	20,000	0	0.00%
Oh May Lian, Jo-An	20,000	20,000	0	0.00%
Sia Keh Cheang	20,000	20,000	0	0.00%
Er Bao Ji	20,000	20,000	0	0.00%
Ng Eng Beng	20,000	20,000	0	0.00%
Lee Kai Seng	20,000	20,000	0	0.00%
Ong Kok Leong	20,000	20,000	0	0.00%
Angelia Goh Siow Wei	20,000	20,000	0	0.00%
Tan Wei Wei	20,000	20,000	0	0.00%
Loy Thai Seng	20,000	20,000	0	0.00%
Goh Meng Jiann	20,000	20,000	0	0.00%
Yau Wee Lei	20,000	20,000	0	0.00%
Chua Jiun Ming	20,000	20,000	0	0.00%
Ng Chee Yong (Huang ZhiYang)	20,000	20,000	0	0.00%

22

Tang Soon Kit	20,000	20,000	0	0.00%
Ho Yin Wai	20,000	20,000	0	0.00%
Cheam Heng Soon	20,000	20,000	0	0.00%
Kang Chin Ei	20,000	20,000	0	0.00%
Kwan Kar Siang	20,000	20,000	0	0.00%
Soh Chin Kiang	20,000	20,000	0	0.00%
Lee Leng	20,000	20,000	0	0.00%
Tan Ching Wah (Chen QingHua)	20,000	20,000	0	0.00%
Yeow Yee Jen	20,000	20,000	0	0.00%
Tan Sze Fong	20,000	20,000	0	0.00%
Teo Ing Lien	20,000	20,000	0	0.00%
Choo Teik Shiong	20,000	20,000	0	0.00%
Ooi Jun Wei	20,000	20,000	0	0.00%
Phuan Jia Hao	20,000	20,000	0	0.00%
Lee Jyh Xiong	20,000	20,000	0	0.00%
Lee Sze Huei	20,000	20,000	0	0.00%
Ho Chi Kian	20,000	20,000	0	0.00%
Phee Bee Yee	20,000	20,000	0	0.00%
Gerry Ong Teck Heng	20,000	20,000	0	0.00%
Goh Yong Hin (Wu YongXin)	20,000	20,000	0	0.00%
Felix Koh Wee Kiong	20,000	20,000	0	0.00%
Tan Ik Huang	10,000	10,000	0	0.00%
Kwek Swee Kee Michael	10,000	10,000	0	0.00%
Andrew Goh Jun Fei	10,000	10,000	0	0.00%
Ooi Ke Lun	10,000	10,000	0	0.00%
Sim Min Yew	10,000	10,000	0	0.00%
Lum Cheng Fai	10,000	10,000	0	0.00%
Lee Fong Hin	10,000	10,000	0	0.00%
Poh Boon Kee	10,000	10,000	0	0.00%
Chan Ying Rui	10,000	10,000	0	0.00%
Yong Wai Liong	10,000	10,000	0	0.00%
Low Say Heng	10,000	10,000	0	0.00%
Lai Wei Qian	10,000	10,000	0	0.00%
Yee Beng Kiat	10,000	10,000	0	0.00%
Ooi Eng Hong	10,000	10,000	0	0.00%
Koh Pia Noi	10,000	10,000	0	0.00%
Yee Beng Kwan	10,000	10,000	0	0.00%
Tan Boon Hoong	10,000	10,000	0	0.00%
Ng Hup Moi	10,000	10,000	0	0.00%
Phuan Yong Hao	10,000	10,000	0	0.00%
Lee Jyh Haur	10,000	10,000	0	0.00%
Lee Sze Pei	10,000	10,000	0	0.00%
Lee Tze Chyuan	10,000	10,000	0	0.00%
Sun QianQian Angeline	10,000	10,000	0	0.00%
Lau Ming Cheat	10,000	10,000	0	0.00%
Tan Yien Fong	10,000	10,000	0	0.00%
Total	126,737,500	20,384,950	106,352,550	83.91%

Notes to the above table:

(1) Yeo Choon Pin is our Chief Executive Officer and Director.

(2) Chin Chee Seong is the Chief Executive Officer and controlling shareholder of SEATech Venture Corp.

(3) Irene Ting Chui Teen is the director and controlling shareholder of Bezeus Sdn Bhd.

(4) Chia Min Kiat @ Chea Min Kiat is the director and controlling shareholder of CMK Ventures Sdn Bhd.

(5) Cheang Lai Ann is the director and controlling shareholder of CT Talent Sdn Bhd.

Note: The Percent of common stock owned after offering (if all shares are sold) is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company. Additionally, the selling shareholders are also deemed to be underwriters of this offering.

23

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. We expect to have 106,352,550 shares of our common stock issued and outstanding which are subject to the requirements of Rule 144 both as “restricted stock” and primarily stock held by our affiliates. Under Rule 144, as now in effect, restricted securities of an issuer who has been filing reports with the U.S. Securities and Exchange Commission for at least ninety days may be resold into the public market without any limitation on amount beginning the later of six months after the stockholder acquired their shares from us. After this six month period, our affiliates will be limited to selling not more than one percent of the then issued and outstanding number of our shares in any three month period, must file a Form 144 with the Commission and must sell the shares in unsolicited “broker’s transactions”, as defined in the rule and are subject to other limitations.

DESCRIPTION OF OUR SECURITIES

The following description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, as amended, our bylaws and Nevada corporation law. We are authorized to issue 600,000,000 shares of common stock, $0.0001 par value per share. At the date of this prospectus, we have 126,737,500 shares of common stock issued and outstanding. If we sell the 1,000,000 shares of stock offered by this prospectus, we will have 127,737,500 shares of common stock issued and outstanding. Holders of our common stock:

●	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
●	have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;
●	re entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;
●	do not have preemptive, subscription or conversion rights; and
●	do not have cumulative voting rights.

Preferred stock

We have filed Articles of Amendment authorizing us to issue 200,000,000 shares of preferred stock the features of which will be determined by the board of directors at the time of issue.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock to be distributed pursuant to this prospectus will be passed upon for us by Jackson L. Morris, Attorney at Law, St. Petersburg, Florida.

24

EXPERTS

Our financial statements at inception have been included in this prospectus in reliance on the report of JP CENTURION & PARTNERS PLT, Certified Public Accountants, of Kuala Lumpur, Malaysia, an independent registered certified public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a registration statement on Form S-1 under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and our exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports and other information with the SEC.

You can read our SEC filings, including the registration statement of which this prospectus is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at our Public Reference Room located at 100 F Street, N.E., Washington, D.C. yor20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

25

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26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of catTHIS Holdings Corp.

A-9-3, Northpoint Office,

Mid Valley City,

Lingkaran Syed Putra,

59200 Kuala Lumpur,

Malaysia.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of catTHIS Holdings Corp. and subsidiary (the ‘Company’) as of December 31, 2021 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the period ended December 31, 2021, the Company suffered operating losses during the financial period amounted $312,597, had an accumulated deficit of $312,597 and negative operating cash flows of $310,367 as of December 31, 2021. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Board of Directors (Those Charged with Governance) that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT

We have served as the Company’s auditor since January 6, 2022.
Kuala Lumpur, Malaysia

May 12, 2022

F-1

CATTHIS HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

At December 31, 2021

(Currency expressed in United States Dollars (“USD”), except for number of shares)

At December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	345,678
Deposits, prepayments and other receivables	13,616
Total Current Assets	$359,294

NON-CURRENT ASSETS
Property, plant and equipment	52,113
Intangible assets	12,376
Lease asset – right of use	35,300
Total Non-Current Assets	99,789
TOTAL ASSETS	$459,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	13,349
Amount due to director	100
Lease liabilities, short term	17,343
Total Current Liabilities	$30,792

NON-CURRENT LIABILITIES
Lease liabilities, long term	18,016
TOTAL LIABILITIES	$48,808

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Common Shares, par value $0.0001; 600,000,000 shares authorized, 126,737,500 shares issued and outstanding as of December 31, 2021	12,674
Additional paid-in capital	703,648
Exchange reserve	6,550
Accumulated deficit	(312,597)
TOTAL STOCKHOLDERS’ EQUITY	$410,275

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$459,083

See accompanying notes to consolidated financial statements.

F-2

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from January 4, 2021 to December 31, 2021

(Currency expressed in United States Dollars (“USD”), except for number of shares)

For the period from January 4, 2021 to December 31, 2021
REVENUE	$4,827

COST OF REVENUE	(3,017)

GROSS PROFIT	1,810

OTHER INCOME	356

SELLING AND DISTRIBUTION EXPENSES	(28,873)
GENERAL AND ADMINISTRATIVE EXPENSES	(281,825)
OTHER OPERATING EXPENSES	(4,065)

LOSS BEFORE INCOME TAX	(312,597)

INCOME TAX PROVISION	-

NET LOSS	$(312,597)
Other comprehensive loss:
- Foreign exchange translation adjustment	6,550

TOTAL COMPREHENSIVE LOSS	$(306,047)

Net loss per share, basic and diluted:	$(0.0059)

Weighted average number of common shares outstanding - Basic and diluted	51,802,989

See accompanying notes to consolidated financial statements.

F-3

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from January 4, 2021 to December 31, 2021

(Currency expressed in United States Dollars (“USD”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN	EXCHANGE	ACCUMULATED	TOTAL
	Number of shares	Amount	CAPITAL	RESERVE	LOSSES	EQUITY
Balance as of January 4, 2021 (inception)	100,000	$10	$-	$-	$-	$10
Issuance of share capital - founder’s shares	123,117,500	12,312	-	-	-	12,312
Share issued in private placement completed on October 10, 2021 at $0.20 per share	3,520,000	352	703,648	-	-	704,000
Exchange reserve	-	-	-	6,550	-	6,550
Net loss	-	-	-	-	(312,597)	(312,597)
Balance as of December 31, 2021	126,737,500	$12,674	$703,648	$6,550	$(312,597)	$410,275

See accompanying notes to consolidated financial statements.

F-4

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 4, 2021 to December 31, 2021

(Currency expressed in United States Dollars (“USD”), except for number of shares)

For the period from January 4, 2021 to December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(312,597)

Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expenses and amortization	$3,900

Changes in operating assets and liabilities:
Deposits, prepayments and other receivables	(13,616)
Operating lease liabilities	(1,403)
Other payables and accrued liabilities	13,349
Net cash used in operating activities	$(310,367)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	$(53,879)
Purchase of intangible assets	(13,027)
Net cash used in investing activities	$(66,906)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	$716,312
Advance from director	100
Net cash provided by financing activities	$716,412

Effect of foreign exchange translation	$6,529

Net increase in cash and cash equivalents	345,668
Cash and cash equivalents, at inception	10
CASH AND CASH EQUIVALENTS, END OF PERIOD	$345,678

See accompanying notes to consolidated financial statements.

F-5

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended December 31, 2021

(Currency expressed in United States Dollars (“USD”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

catTHIS HOLDINGS CORP. was incorporated on January 04, 2021 under the laws of the state of Nevada.

The Company, through its subsidiary, engages in providing digital marketing service.

On June 25, 2021, the Company acquired 100% of the equity interests in catTHIS Holdings Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

Details of the Company’s subsidiary:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. catTHIS Holdings Corp.	Labuan, January 26, 2021	100 shares of ordinary share of USD1 each	Digital marketing service provider

For purposes of consolidated financial statement presentation, catTHIS Holdings Corp. and its subsidiary is hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for catTHIS Holdings Corp. and its subsidiary for the period ended December 31, 2021 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of catTHIS Holdings Corp. and its wholly owned subsidiary, catTHIS Holdings Corp. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted December 31, 2021 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Intangible assets, net

The Company follows ASC 360 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. For the period ended December 31, 2021 the Company determined there were no indicators of impairment of intangible assets.

The amortization is provided on straight line method so as to write off the amortization amount of the respective classes of intangible assets as follows:

Rate %

Intangible asset	20%

F-6

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational.

Categories	Estimated useful life	Depreciation rate
Office equipment	10 years	10%
Photography and videography equipment	5 years	20%

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Lease

The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term in accordance with ASC 842.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the period ended December 31, 2021, the Company suffered operating losses of $312,597, had an accumulated deficit of $312,597 and negative operating cash flows of $310,367. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

F-7

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“USD”). The Company’s subsidiary in Labuan maintains its books and record in United States Dollars (“USD”) respectively, and Ringgits Malaysia (“RM”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into USD1 and HKD into USD1 has been made at the following exchange rates for the respective periods:

As of and for the period ended
December 31, 2021

Period-end RM : USD1 exchange rate	4.166
Period-average RM : USD1 exchange rate	4.143

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-8

3. COMMON STOCK

Founder share issuance (USD 0.0001) from January 4, 2021 - September 5, 2021
Yeo Choon Pin (1)	60,495,000
SEATech Ventures Corp	19,000,000
Bezeus Sdn Bhd	12,000,000
CMK Ventures Sdn Bhd	6,000,000
CT Talent Sdn Bhd	4,880,000
Hoh Jee Choong	4,639,050
Chong Kwong Hsien	3,568,500
Lee Boon Ping (Li WenBing)	3,568,500
Lim Cheng Jeen	3,568,500
GreenPro Ventures Capital Limited	2,000,000
Hoh Jei Munn	1,070,550
GreenPro Asia Strategic SPC-GreenPro Asia Strategic Fund SP	1,000,000
Su Ching Pung	713,700
Low En Lin Justin	713,700
Total	123,217,500

Between the period of January 4, 2021 to September 5, 2021, the Company sold shares of common stock to 14 foreign parties, all of which do not reside in the United States. A total of 123,217,500 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $12,322 went to the Company to be used as working capital.

Private placement share issuance (USD 0.2) from September 10, 2021 - October 10, 2021
Teoh Leok San	330,000
Lin Yu-Ting	150,000
Law Geok Luan	110,000
Semarjit Singh A/L Charan Singh	100,000
Ng Su Kiaw	100,000
Lee Geok Choo (Li YuZhu)	100,000
Calvin Chiew An Kian	100,000
Han Yee Kwong	100,000
Chan Keng Hong	90,000
Martin Chua Kim Soon	80,000
Nicholas Tham Wing Kwong	70,000
Mohana Krishnan Vadaymalai	50,000
Ong Chwee Seng	50,000
Low Kok An	50,000
Ng Choon Hiang	50,000
Lim Boon Kiat (Lin WenJi)	50,000
Lin Ming-Yung	50,000
Ang Pau Peng Andrew	50,000
Low Pei Fui	50,000

F-9

Rozlan Bin Mohamed	50,000
Goh Siau Mei	50,000
Michael Bong Enn Chung @ Michael Wong Enn Chung	50,000
Chong Wai Peng	40,000
Goh Kong Ming	40,000
Liew Yung Chean	40,000
Chia Ying Jze	40,000
Lau Jee Soon	40,000
Ng Chun Pong	30,000
Chee Zheng Hao	30,000
Low Yip Seng	30,000
Yau Yeck Khing	30,000
Lim Sui Chieh	30,000
Chiew Chee Boon	30,000
Sam Wai Ying	30,000
Chum Shek Yin	30,000
Ong Chung Ping	30,000
Hoh Oye Chye @ Hoh Choy	30,000
Ho Koon Leng	30,000
Tan Hwee Hor	20,000
Shaun Ng Tian Swee	20,000
Ong Ban Hin	20,000
Ng Soon Lee (Huang ShunLi)	20,000
Low Yan Hwee	20,000
Law Zhen Lun Alan	20,000
Law Chee Siong	20,000
Nah Ah Joo	20,000
Oh May Lian, Jo-An	20,000
Sia Keh Cheang	20,000
Er Bao Ji	20,000
Ng Eng Beng	20,000
Lee Kai Seng	20,000
Ong Kok Leong	20,000
Angelia Goh Siow Wei	20,000
Tan Wei Wei	20,000
Loy Thai Seng	20,000
Goh Meng Jiann	20,000
Yau Wee Lei	20,000
Chua Jiun Ming	20,000
Ng Chee Yong (Huang ZhiYang)	20,000
Tang Soon Kit	20,000
Ho Yin Wai	20,000
Cheam Heng Soon	20,000
Kang Chin Ei	20,000
Kwan Kar Siang	20,000
Soh Chin Kiang	20,000
Lee Leng	20,000
Tan Ching Wah (Chen QingHua)	20,000
Yeow Yee Jen	20,000
Tan Sze Fong	20,000
Teo Ing Lien	20,000
Choo Teik Shiong	20,000
Ooi Jun Wei	20,000
Phuan Jia Hao	20,000
Lee Jyh Xiong	20,000
Lee Sze Huei	20,000

F-10

Ho Chi Kian	20,000
Phee Bee Yee	20,000
Gerry Ong Teck Heng	20,000
Hoh Jei Munn	20,000
Goh Yong Hin (Wu YongXin)	20,000
Felix Koh Wee Kiong	20,000
Tan Ik Huang	10,000
Kwek Swee Kee Michael	10,000
Andrew Goh Jun Fei	10,000
Ooi Ke Lun	10,000
Sim Min Yew	10,000
Lum Cheng Fai	10,000
Lee Fong Hin	10,000
Poh Boon Kee	10,000
Chan Ying Rui	10,000
Yong Wai Liong	10,000
Low Say Heng	10,000
Lai Wei Qian	10,000
Yee Beng Kiat	10,000
Ooi Eng Hong	10,000
Koh Pia Noi	10,000
Yee Beng Kwan	10,000
Tan Boon Hoong	10,000
Ng Hup Moi	10,000
Phuan Yong Hao	10,000
Lee Jyh Haur	10,000
Lee Sze Pei	10,000
Lee Tze Chyuan	10,000
Sun QianQian Angeline	10,000
Lau Ming Cheat	10,000
Tan Yien Fong	10,000
Total	3,520,000

Between the period of September 10, 2021 to October 10, 2021, the Company sold shares of common stock to 106 foreign parties, all of which do not reside in the United States. A total of 3,520,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $704,000 and went to the Company to be used as working capital.

4. CASH AND CASH EQUIVALENTS

As at December 31, 2021, the Company recorded cash and cash equivalents of $345,678 which consists of cash on hand and bank balances.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2021 are summarized below:

As of December 31, 2021 (Audited)
Cost	$53,879
Accumulated depreciation	(1,780)
Foreign exchange translation	14
Balance as at December 31, 2021	$52,113

F-11

This office equipment include, but are not strictly limited to, preparing the interior of the office space for the Company’s use, improving functionality, and purchasing new office equipment.

6. INTANGIBLE ASSETS

As of December 31, 2021 (Audited)
Cost	$13,027
Accumulated amortization	(656)
Foreign exchange translation	5
Balance as at December 31, 2021	12,376

7. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

As of December 1, 2021, the Company recognized approximately $36,362, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Initial lease liabilities are measured at present value of the sum of remaining rental payments as of December 1, 2021, with discounted rate of 5.60% adopted from CIMB Bank Berhad’s base lending rate as a reference for discount rate.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

The recognition of operating lease right and lease liability as follow:

Gross lease payable	$38,382
Less: imputed interest	(2,020)
Recognition as of December 1, 2021	$36,362

As of December 31, 2021 operating lease right of use asset as follow:

Initial recognition as of December 1, 2021	$36,362
Accumulated amortization	(1,464)
Foreign exchange translation gain	402
Balance as of December 31, 2021	$35,300

As of December 31, 2021, operating lease liability as follow:

Initial recognition as of December 1, 2021	$36,362
Less: gross repayment	(1,557)
Add: imputed interest	166
Foreign exchange translation gain	388
Balance as of December 31, 2021	$35,359
Less: lease liability current portion	(17,343)
Lease liability non-current portion	$18,016

For the period ended December 31, 2021, the amortization of the operating lease right of use asset is $1,464.

F-12

8. DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Other receivables, deposits paid and prepayments consisted of the following as of December 31, 2021

As of December 31, 2021
Deposits	$8,017
Prepayment	5,599
Total other receivables, deposits paid and prepayments	$13,616

9. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following as of December 31, 2021

As of December 31, 2021
Accrued audit fees	12,000
Other payables	1,349
Total other payables and accrued liabilities	$13,349

10. INCOME TAXES

For the period ended December 31, 2021, the local (United States) and foreign components of loss before income taxes were comprised of the following:

For the period ended December 31, 2021

Tax jurisdictions from:
- Local	$(116,596)
- Foreign, representing
Labuan	(196,001)
Loss before income tax	$(312,597)

The provision for income taxes consisted of the following:

For the period ended December 31, 2021

Current:
- Local	$-
-Foreign	-
Deferred:
- Local	-
- Foreign	-
Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiary that operate in various countries: United States and Labuan that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2021, the operations in the United States of America incurred $116,596 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2041, if unutilized. The Company has provided for a full valuation allowance of $24,485 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Labuan

Under the current laws of the Labuan, CATTHIS Holdings Corp is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2021:

As of December 31, 2021
Deferred tax assets:
Net operating loss carry forwards
-United States of America	$-
-Labuan	-
$-
Less: valuation allowance	-
Deferred tax assets	$-

F-13

11. RELATED PARTY TRANSACTIONS

As of December 31, 2021
COMPANY A
-Consultation fee	$104,238
$104,238

SEATech Ventures (HK) Limited, through its wholly-owned subsidiary of SEATech Ventures Corp. is a 14.99% shareholder of the Company. The nature of this consulting fee is related to the group’s business expansion and management advisory fee.

12. COMMITMENTS AND CONTINGENCIES

As of December 31, 2021, the Company has no commitments or contingencies involved.

13. CONCENTRATIONS OF RISK

The Company is exposed to the following concentration of risk:

(a) Major customers

For the period ended December 31, 2021, the customers who accounted for 10% or more of the Company’s revenues and its accounts receivable balance at period-end are presented as follows:

	2021	2021	2021
	Revenue	Percentage of revenue	Account receivable, trade

Customer A	$2,069	42.86%	$-
Customer B	2,758	57.14%	-
	$4,827	100%	$-

(b) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-14

14. SEGMENT INFORMATION

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

By Geography:

	For the period ended December 31, 2021
	United State (Nevada)	Malaysia (Labuan)	Singapore	Total

Revenues	$-	$4,827	$-	$4,827
Other income and gains	-	356	-	356
Cost of revenues	-	(3,017)	-	(3,017)
Administrative expenses	(116,596)	(164,109)	(1,120)	(281,825)
Other operating expenses	-	(4,065)	-	(4,065)
Selling and distribution expenses	-	(28,873)	-	(28,873)
Net income (loss)	(116,596)	(196,001)	-	(312,597)

Total assets	$2,192	$456,891	$-	$459,083

*Revenues and costs are attributed to countries based on the location of customers.

15. SIGNIFICANT EVENTS

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the period ended December 31, 2021.

16. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2021 up through the date of May 12, 2022, the Company issued audited consolidated financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

F-15

CATTHIS HOLDINGS CORP.

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Description	Page

Consolidated Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021 (Audited)	F-17

Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2022 and 2021 (Unaudited)	F-18

Consolidated of Statements of Changes in Shareholders’ Equity for the three months ended March 31, 2022 (Unaudited) and for the twelve months ended December 31, 2022 (Audited)	F-19

Consolidated Statements of Cash Flows for the three months ended March 31, 2022 and 2021 (Unaudited)	F-20

Notes to Consolidated Financial Statements for the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)	F-21 - F-29

F-16

CATTHIS HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2022 (Unaudited) and December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31	December 31
	(Unaudited)	(Audited)
	2022	2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	193,498	345,678
Trade receivable	24,262	-
Deposits, prepayments and other receivables	13,302	13,616
Total Current Assets	$231,062	$359,294

NON-CURRENT ASSETS
Property, plant and equipment	52,628	52,113
Intangible assets	11,647	12,376
Lease asset – right of use	30,698	35,300
Total Non-Current Assets	94,973	99,789
TOTAL ASSETS	$326,035	$459,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	4,283	13,349
Amount due to director	100	100
Lease liabilities, short term	17,830	17,343
Total Current Liabilities	$22,213	$30,792

NON-CURRENT LIABILITIES
Lease liabilities, long term	13,106	18,016
TOTAL LIABILITIES	$35,319	$48,808

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Common Shares, par value $0.0001; 600,000,000 shares authorized, 126,737,500 shares issued and outstanding as of: March 31, 2022 and December 31, 2021	12,674	12,674
Additional paid-in capital	703,648	703,648
Exchange reserve	4,127	6,550
Accumulated deficit	(429,733)	(312,597)
TOTAL STOCKHOLDERS’ EQUITY	$290,716	$410,275

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$326,035	$459,083

See accompanying notes to financial statements

F-17

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the three months ended March 31, 2022 and 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended (Unaudited)
	March 2022	March 2021
REVENUE	$24,327	$-

COST OF REVENUE	(16,779)	-

GROSS PROFIT	7,548	-

OTHER INCOME	1,115	-

SELLING AND DISTRIBUTION EXPENSES	(2,421)	-
GENERAL AND ADMINISTRATIVE EXPENSES	(115,258)	-
OTHER OPERATING EXPENSE	(8,120)	-

LOSS BEFORE INCOME TAX	(117,136)	-

INCOME TAX PROVISION	-	-

NET LOSS	(117,136)	-
Other comprehensive loss:
- Foreign exchange translation adjustment	(2,423)	-

TOTAL COMPREHENSIVE LOSS	(119,559)	-

Net loss per share, basic and diluted	(0.0009)	-

Weighted average number of common shares outstanding - Basic and diluted	126,737,500	100,000

See accompanying notes to financial statements

F-18

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDING’S EQUITY

For the three months ended March 31, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL
	Number of shares	Amount	PAID-IN CAPITAL	EXCHANGE RESERVE	ACCUMULATED LOSSES	TOTAL EQUITY
Balance as of January 4, 2021 (inception)	100,000	$10	$-	$-	$-	$10
Issuance of share capital - founder’s shares	123,117,500	12,312	-	-	-	12,312
Share issued in private placement completed on October 10, 2021 at $0.20 per share	3,520,000	352	703,648	-	-	704,000
Exchange reserve	-	-	-	6,550	-	6,550
Net loss	-	-	-	-	(312,597)	(312,597)
Balance as of December 31, 2021	126,737,500	$12,674	$703,648	6,550	$(312,597)	$410,275
Exchange reserve	-	-	-	(2,423)	-	(2,423)
Net loss	-	-	-	-	(117,136)	(117,136)
Balance as of March 31, 2022	126,737,500	$12,674	$703,648	4,127	$(429,733)	$290,716

See accompanying notes to financial statements

F-19

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2022 and 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended March 31, 2022	For the three months ended March 31, 2021
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(117,136)	-

Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expenses and amortization	$7,667	-

Changes in operating assets and liabilities:
Trade receivable	(24,262)	-
Deposits, prepayments and other receivables	314	-
Operating lease liabilities	(4,199)	-
Other payables and accrued liabilities	(9,066)	-
Net cash used in operating activities	$(146,682)	-

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of property, plant and equipment	$(3,496)	-
Net cash used in investing activity	$(3,496)	-

Effect of foreign exchange translation	$(2,002)	-

Net decrease in cash and cash equivalents	(152,180)	-
Cash and cash equivalents, beginning of period	345,678	10
CASH AND CASH EQUIVALENTS, END OF YEAR/PERIOD	$193,498	10

See accompanying notes to financial statements

F-20

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

catTHIS HOLDINGS CORP. was incorporated on January 04, 2021 under the laws of the state of Nevada.

The Company, through its subsidiary, engages in providing digital marketing service.

On June 25, 2021, the Company acquired 100% of the equity interests in catTHIS Holdings Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

Details of the Company’s subsidiary:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. catTHIS Holdings Corp.	Labuan, January 26, 2021	100 shares of ordinary share of USD1 each	Digital marketing service provider

For purposes of consolidated financial statement presentation, catTHIS Holdings Corp. and its subsidiary is hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for catTHIS Holdings Corp. and its subsidiary for the three months ended March 31, 2022 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of catTHIS Holdings Corp. and its wholly owned subsidiary, catTHIS Holdings Corp. Intercompany accounts and transactions have been eliminated on consolidation.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Intangible assets, net

The Company follows ASC 360 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. For the three months ended March 31, 2022, the Company determined there were no indicators of impairment of intangible assets.

The amortization is provided on straight line method so as to write off the amortization amount of the respective classes of intangible assets as follows:

Rate %

Intangible asset	20%

F-21

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational  . The estimated useful lives are as follows:

Categories	Estimated useful life	Depreciation rate
Office equipment	10 years	10%
Photography and videography equipment	5 years	20%

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Lease

The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term in accordance with ASC 842.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Revenue recognition

The Company follows the guidance of ASC 606, “Revenue from Contracts”. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue. The Company derives its revenue from provision of digital marketing services to customers.

F-22

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the three months ended March 31, 2022, the Company suffered operating losses of $117,136, had an accumulated deficit of $429,733   and negative operating cash flows of $146,682. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

F-23

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“USD”). The Company’s subsidiary in Labuan maintains its books and record in United States Dollars (“USD”) respectively, and Ringgits Malaysia (“RM”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into USD1 has been made at the following exchange rates for the respective periods:

	As of and for the three months ended	As of and for the three months ended	As of and for the three months ended
	March 31, 2022	March 31, 2021	December 31, 2021

Period-end RM : USD1 exchange rate	4.2040	4.1590	4.1660
Period-average RM : USD1 exchange rate	4.1929	4.1435	4.1430

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-24

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3. COMMON STOCK

On January 04, 2021, Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin for initial working capital of $10. Mr. Yeo serves as our Chief Executive Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On July 15, 2021 the Company issued 60,395,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin in consideration of $6,039.50. The $6,039.50 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 4,639,050 shares of restricted common stock to Hoh Jee Choong with a par value of $0.0001 per share, in consideration of $464. The $464 in proceeds went to the Company to be used as working capital.

On August 15, 2021 the Company issued 3,568,500 shares of restricted common stock to Chong Kwong Hsein with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 2,000,000 shares of restricted common stock to GreenPro Ventures Capital Limited with a par value of $0.0001 per share, in consideration of $200. The $200 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 1,070,550 shares of restricted common stock to Hoh Jei Munn with a par value of $0.0001 per share, in consideration of $107. The $107 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 713,700 shares of restricted common stock to Su Ching Pung with a par value of $0.0001 per share, in consideration of $71. The $71 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 713,700 shares of restricted common stock to Low En Lin Justin with a par value of $0.0001 per share, in consideration of $71. The $71 in proceeds went to the Company to be used as working capital.

On September 1, 2021, the Company issued 1,000,000 shares of restricted common stock to GreenPro Asia Strategic SPC – Greenpro Asia Strategic Fund SP with a par value of $0.0001 per share, in consideration of $100. The $100 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 12,000,000 shares of restricted common stock to Bezeus Sdn Bhd with a par value of $0.0001 per share, in consideration of $1,200. The $1,200 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 19,000,000 shares of restricted common stock to SEATech Ventures Corp with a par value of $0.0001 per share, in consideration of $1,900. The $1,900 in proceeds went to the Company to be used as working capital.

F-25

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On September 5, 2021 the Company issued 6,000,000 shares of restricted common stock to CMK Ventures Sdn Bhd with a par value of $0.0001 per share, in consideration of $600. The $600 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 4,880,000 shares of restricted common stock to CT Talent Sdn Bhd with a par value of $0.0001 per share, in consideration of $488. The $488 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 3,568,500 shares of restricted common stock to Lee Boon Ping (Li WenBing) with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 3,568,500 shares of restricted common stock to Lim Cheng Jeen with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

Between the period of September 10, 2021 to October 10, 2021, the Company sold shares of common stock to 106 foreign parties, all of which do not reside in the United States. A total of 3,520,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $704,000 and went to the Company to be used as working capital.

4. CASH AND CASH EQUIVALENTS

As at March 31, 2022 and December 31, 2021, the Company recorded cash and cash equivalents of $193,498 and $345,678 which consists of cash on hand and bank balances.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of March 31, 2022 and December 31, 2021 are summarized below:

	As of March 31, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Cost	$53,879	53,879
Purchase of office equipment	3,496	-
Accumulated depreciation	(4,421)	(1,780)
Foreign exchange translation	(326)	14
Balance as at March 31, 2022, December 31, 2021	$52,628	52,113

This office equipment include, but are not strictly limited to, preparing the interior of the office space for the Company’s use, improving functionality, and purchasing new office equipment.

6. INTANGIBLE ASSETS

	As of March 31, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Cost	$13,027	13,027
Accumulated amortization	(1,304)	(656)
Foreign exchange translation	(76)	5
Balance as at March 31, 2022, December 31, 2021	$11,647	12,376

F-26

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

7. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

As of December 1, 2021, the Company recognized approximately $36,362, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Initial lease liabilities are measured at present value of the sum of remaining rental payments as of December 1, 2021, with discounted rate of 5.60% adopted from CIMB Bank Berhad’s base lending rate as a reference for discount rate.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

The recognition of operating lease right and lease liability as follow:

Gross lease payable	$38,382
Less: imputed interest	(2,020)
Recognition as of December 1, 2021	$36,362

As of December 31, 2021 operating lease right of use asset as follow:

Initial recognition as of December 1, 2021	$36,362
Accumulated amortization	(1,464)
Foreign exchange translation gain	402
Balance as of December 31, 2021	$35,300

As of December 31, 2021, operating lease liability as follow:

Initial recognition as of December 1, 2021	$36,362
Less: gross repayment	(1,557)
Add: imputed interest	166
Foreign exchange translation gain	388
Balance as of December 31, 2021	$35,359
Less: lease liability current portion	(17,343)
Lease liability non-current portion	$18,016

For the period ended December 31, 2021, the amortization of the operating lease right of use asset is $1,464

As of March 31, 2022 operating lease right of use asset as follow:

Initial recognition as of December 1, 2021	$36,362
Accumulated amortization	(5,842)
Foreign exchange translation gain	178
Balance as of March 31, 2022	$30,698

As of March 31, 2022, operating lease liability as follow:

Balance as of January 1, 2022	$35,359
Less: gross repayment	(4,651)
Add: imputed interest	452
Foreign exchange translation loss	(224)
Balance as of March 31, 2022	$30,936
Less: lease liability current portion	(17,830)
Lease liability non-current portion	$13,106

For the three months ended March 31, 2022, the amortization of the operating lease right of use asset is $4,378.

F-27

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

8. DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Other receivables, deposits paid and prepayments consisted of the following as of March 31, 2022 and December 31, 2021

	As of March 31, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Deposits	$12,198	$8,017
Prepayment	1,104	5,599
Total other receivables, deposits paid and prepayments	$13,302	$13,616

9. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following as of March 31, 2022 and December 31, 2021

	As of March 31, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Accrued audit fees	$-	$12,000
Other payables	4,283	1,349
Total other payables and accrued liabilities	$4,283	$13,349

10. INCOME TAXES

For the three months ended March 31, 2022 and 2021, the local (United States) and foreign components of loss before income taxes were comprised of the following:

	For the three months ended March 31, 2022 (Unaudited)	For the three months ended March 31, 2021 (Unaudited)

Tax jurisdictions from:
- Local	$(4,188)	$-
- Foreign, representing
Labuan	(112,948)	-
Loss before income tax	$(117,136)	$-

The provision for income taxes consisted of the following:

	For the three months ended March 31, 2022 (Unaudited)	For the three months ended March 31, 2021 (Unaudited)

Current:
- Local	$-	$-
-Foreign	-	-
Deferred:
- Local	-	-
- Foreign	-	-
Income tax expense	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiary that operate in various countries: United States and Labuan that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of March 31, 2022, the operations in the United States of America incurred $120,784 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2042, if unutilized. The Company has provided for a full valuation allowance of $25,365 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Labuan

Under the current laws of the Labuan, CATTHIS Holdings Corp is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of March 31, 2022 and December 31, 2021  :

	As of March 31, 2022	As of December 31, 2021
Deferred tax assets:
Net operating loss carry forwards
-United States of America	$-	$-
-Labuan	-	-
	$-	$-
Less: valuation allowance	-	-
Deferred tax assets	$-	$-

F-28

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

11. RELATED PARTY TRANSACTIONS

SEATech Ventures (HK) Limited, through its wholly-owned subsidiary of SEATech Ventures Corp. is a 14.99% shareholder of the Company. During the three months ended March 31, 2022, the Company did not have transaction with SEATech Ventures (HK) Limited. There were consultation fee amounting to $104,238 incurred during the period ended December 31, 2021. No amount due to SEATech Ventures (HK) Limited as of March 31, 2022 and December 31, 2021.

12. COMMITMENTS AND CONTINGENCIES

As of March 31, 2022, the Company has no commitments or contingencies involved.

13. CONCENTRATIONS OF RISK

The Company is exposed to the following concentration of risk:

(a) Major customers

For the three months ended March 31, 2022, and 2021 for the customer who accounted for 10% or more of the Company’s revenues and its accounts receivable balance at period-end are presented as follows:

	2022	2021	2022	2021	2022	2021
	Revenue		Percentage of revenue		Account receivable, trade

Customer A	$24,327	-	100%	-	$24,262	-
Total	$24,327	-	100%	-	$24,262	-

(b) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

14. SIGNIFICANT EVENTS

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the period ended March 31, 2022.

15. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 31, 2022 the date the Company issued unaudited consolidated financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

F-29

CATTHIS HOLDINGS CORP.

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Description	Page

Consolidated Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021 (Audited)	F-31

Consolidated Statements of Operations and Comprehensive Loss for the three months ended June 30, 2022 and 2021 (Unaudited), for the six months ended June 30, 2022 and 2021 (Unaudited)	F-32

Consolidated Statements of Changes in Shareholders’ Equity for the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited )	F-33

Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021 (Unaudited)	F-34

Notes to Consolidated Financial Statements for the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)	F-35

F-30

CATTHIS HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2022 (Unaudited) and December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30	December 31
	(Unaudited)	(Audited)
	2022	2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	36,334	345,678
Trade receivable	45,397	-
Deposits, prepayments and other receivables	11,967	13,616
Total Current Assets	$93,698	$359,294

NON-CURRENT ASSETS
Property, plant and equipment	47,668	52,113
Intangible assets	10,496	12,376
Lease asset – right of use	32,935	35,300
Total Non-Current Assets	91,099	99,789
TOTAL ASSETS	$184,797	$459,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables	14,754	-
Other payables and accrued liabilities	2,032	13,349
Amount due to director	95	100
Lease liabilities, short term	25,600	17,343
Total Current Liabilities	$42,481	$30,792

NON-CURRENT LIABILITIES
Lease liabilities, long term	7,871	18,016
TOTAL LIABILITIES	$50,352	$48,808

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Common Shares, par value $0.0001; 600,000,000 shares authorized 126,737,500 shares issued and outstanding as of June 30, 2022	12,674	12,674
Additional paid-in capital	703,648	703,648
Exchange reserve	(7,366)	6,550
Accumulated deficit	(574,511)	(312,597)
TOTAL STOCKHOLDERS’ EQUITY	$134,445	$410,275

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$184,797	$459,083

See accompanying notes to financial statements

F-31

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the three months ended June 30, 2022 and 2021 (Unaudited), for the six months ended June 30, 2022 and 2021

(Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended (Unaudited)		Six months ended (Unaudited)
	June 2022	June 2021	June 2022	June 2021
REVENUE	$68,956	$-	$93,283	$-

COST OF REVENUE	(18,423)	-	(35,202)	-

GROSS PROFIT	$50,533	$-	$58,081	$-

OTHER INCOME	6,796	3	7,911	3

SELLING AND DISTRIBUTION EXPENSES	(19,052)	(19,265)	(21,473)	(19,265)
GENERAL AND ADMINISTRATIVE EXPENSES	(172,750)	(90)	(288,009)	(90)
OTHER OPERATING EXPENSE	(10,304)	-	(18,424)	-

LOSS BEFORE INCOME TAX	$(144,777)	$(19,352)	$(261,914)	$(19,352)

INCOME TAX PROVISION	-	-	-	-

NET LOSS	$(144,777)	$(19,352)	$(261,914)	$(19,352)
Other comprehensive loss:
- Foreign exchange translation adjustment	(11,493)	9	(13,916)	9

TOTAL COMPREHENSIVE LOSS	$(156,270)	$(19,343)	$(275,830)	$(19,343)

Net loss per share, basic and diluted	$(0.0012)	$(0.1934)	$(0.0022)	$(0.1934)

Weighted average number of common shares outstanding - Basic and diluted	126,737,500	100,000	126,737,500	100,000

See accompanying notes to financial statements

F-32

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN	EXCHANGE	ACCUMULATED	TOTAL
	NUMBER OF SHARES	AMOUNT	CAPITAL	RESERVE	LOSSES	EQUITY
Balance as of January 4, 2021 (inception)	100,000	$10	$-	$-	$-	$10
Issuance of share capital – founder’s shares	123,117,500	12,312	-	-	-	12,312
Share issued in private placement completed on October 10, 2021 at $0.20 per share	3,520,000	352	703,648	-	-	704,000
Exchange reserve	-	-	-	6,550	-	6,550
Net loss	-	-	-	-	(312,597)	(312,597)
Balance as of December 31, 2021	126,737,500	$12,674	$703,648	$6,550	$(312,597)	$410,275
Exchange reserve	-	-	-	(13,916)	-	(13,916)
Net loss	-	-	-	-	(261,914)	(261,914)
Balance as of June 30, 2022	126,737,500	$12,674	$703,648	$(7,366)	$(574,511)	$134,445

See accompanying notes to financial statements

F-33

CATTHIS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2022 and 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(261,914)	(19,352)

Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expenses and amortization	17,469	-

Changes in operating assets and liabilities:
Trade receivable	(45,397)	-
Deposits, prepayments and other receivables	1,649	-
Operating lease liabilities	(10,478)	-
Trade payables	14,754	9,628
Other payables and accrued liabilities	(11,317)	9,628
Net cash used in operating activities	$(295,234)	(96)

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of property, plant and equipment	(3,496)	-
Net cash used in investing activity	$(3,496)	-

CASH FLOWS FROM FINANCING ACTIVITY
Advance from director	-	2,498
Net cash used in financing activity	$-	2,498

Effect of foreign exchange translation	$(10,614)	9

Net decrease / increase in cash and cash equivalents	$(309,344)	2,411
Cash and cash equivalents, beginning of period	$345,678	10
CASH AND CASH EQUIVALENTS, END OF YEAR/PERIOD	$36,334	2,421

See accompanying notes to financial statements

F-34

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

catTHIS HOLDINGS CORP. was incorporated on January 04, 2021 under the laws of the state of Nevada.

The Company, through its subsidiary, engages in providing digital marketing service.

On June 25, 2021, the Company acquired 100% of the equity interests in catTHIS Holdings Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

Details of the Company’s subsidiary:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. catTHIS Holdings Corp.	Labuan, January 26, 2021	100 shares of ordinary share of USD1 each	Digital marketing service provider

For purposes of consolidated financial statement presentation, catTHIS Holdings Corp. and its subsidiary is   hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for catTHIS Holdings Corp. and its subsidiary for the six months ended June 30, 2022 and for the twelve months ended December 31, 2021 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of catTHIS Holdings Corp. and its wholly owned subsidiary, catTHIS Holdings Corp. Intercompany accounts and transactions have been eliminated on consolidation.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Intangible assets, net

The Company follows ASC 360 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. For the six months ended June 30, 2022, the Company determined there were no indicators of impairment of intangible assets.

The amortization is provided on straight line method so as to write off the amortization amount of the respective classes of intangible assets as follows:

Rate %

Intangible asset	20%

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational. The estimated useful lives are as follows:

Categories	Estimated useful life	Depreciation rate
Office equipment	10 years	10%
Photography and videography equipment	5 years	20%

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations

Lease

The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term in accordance with ASC 842.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-35

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

Revenue recognition

The Company follows the guidance of ASC 606, “Revenue from Contracts”. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue. The Company derives its revenue from provision of digital marketing services to customers.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the six months ended June 30, 2022, the Company suffered operating losses of $262,506, had an accumulated deficit of $575,103 and negative operating cash flows of $295,234. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

F-36

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“USD”). The Company’s subsidiary in Labuan maintains its books and record in United States Dollars (“USD”) respectively, and Ringgits Malaysia (“RM”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into USD1 has been made at the following exchange rates for the respective periods:

	As of and for the three months ended	As of and for the three months ended	As of and for the year ended
	June 30, 2022	June 30, 2021	December 31, 2021

Period-end RM : USD1 exchange rate	4.4055	4.1545	4.1660
Period-average RM : USD1 exchange rate	4.3506	4.1287	4.1430

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-37

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

3. COMMON STOCK

On January 04, 2021, Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin for initial working capital of $10. Mr. Yeo serves as our Chief Executive Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On July 15, 2021 the Company issued 60,395,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin in consideration of $6,039.50. The $6,039.50 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 4,639,050 shares of restricted common stock to Hoh Jee Choong with a par value of $0.0001 per share, in consideration of $464. The $464 in proceeds went to the Company to be used as working capital.

On August 15, 2021 the Company issued 3,568,500 shares of restricted common stock to Chong Kwong Hsein with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 2,000,000 shares of restricted common stock to GreenPro Ventures Capital Limited with a par value of $0.0001 per share, in consideration of $200. The $200 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 1,070,550 shares of restricted common stock to Hoh Jei Munn with a par value of $0.0001 per share, in consideration of $107. The $107 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 713,700 shares of restricted common stock to Su Ching Pung with a par value of $0.0001 per share, in consideration of $71. The $71 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the Company issued 713,700 shares of restricted common stock to Low En Lin Justin with a par value of $0.0001 per share, in consideration of $71. The $71 in proceeds went to the Company to be used as working capital.

On September 1, 2021, the Company issued 1,000,000 shares of restricted common stock to GreenPro Asia Strategic SPC – Greenpro Asia Strategic Fund SP with a par value of $0.0001 per share, in consideration of $100. The $100 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 12,000,000 shares of restricted common stock to Bezeus Sdn Bhd with a par value of $0.0001 per share, in consideration of $1,200. The $1,200 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 19,000,000 shares of restricted common stock to SEATech Ventures Corp with a par value of $0.0001 per share, in consideration of $1,900. The $1,900 in proceeds went to the Company to be used as working capital.

On September 5, 2021 the Company issued 6,000,000 shares of restricted common stock to CMK Ventures Sdn Bhd with a par value of $0.0001 per share, in consideration of $600. The $600 in proceeds went to the Company to be used as working capital.

F-38

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

On September 5, 2021, the Company issued 4,880,000 shares of restricted common stock to CT Talent Sdn Bhd with a par value of $0.0001 per share, in consideration of $488. The $488 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 3,568,500 shares of restricted common stock to Lee Boon Ping (Li WenBing) with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the Company issued 3,568,500 shares of restricted common stock to Lim Cheng Jeen with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

Between the period of September 10, 2021 to October 10, 2021, the Company sold shares of common stock to 106 foreign parties, all of which do not reside in the United States. A total of 3,520,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $704,000 and went to the Company to be used as working capital.

4. CASH AND CASH EQUIVALENTS

As at June 30, 2022 and December 31, 2021, the Company recorded cash and cash equivalents of $36,334 and $345,678 which consists of cash on hand and bank balances.

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of June 30, 2022 and December 31, 2021 are summarized below:

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Cost	$53,879	53,879
Purchase of office equipment	3,496	-
Accumulated depreciation	(7,005)	(1,780)
Foreign exchange translation	(2,682)	14
Balance as at June 30, 2022, December 31, 2021	$47,688	52,113

This office equipment include, but are not strictly limited to, preparing the interior of the office space for the Company’s use, improving functionality, and purchasing new office equipment.

6. INTANGIBLE ASSETS

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Cost	$13,027	13,027
Accumulated amortization	(1,929)	(656)
Foreign exchange translation	(602)	5
Balance as at June 30, 2022, December 31, 2021	$10,496	12,376

F-39

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

7. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

The recognition of operating lease right and lease liability as follow:

Gross lease payable	$38,382
Less: imputed interest	(2,020)
Recognition as of December 1, 2021	$36,362

As of December 31, 2021 operating lease right of use asset as follow:

Initial recognition as of December 1, 2021	$36,362
Accumulated amortization	(1,464)
Foreign exchange translation gain	402
Balance as of December 31, 2021	$35,300

As of December 31, 2021, operating lease liability as follow:

Initial recognition as of December 1, 2021	$36,362
Less: gross repayment	(1,557)
Add: imputed interest	166
Foreign exchange translation loss	388
Balance as of December 31, 2021	$35,359
Less: lease liability current portion	(17,343)
Lease liability non-current portion	$18,016

For the period ended December 31, 2021, the amortization of the operating lease right of use asset is $1,464

As of June 30, 2022 operating lease right of use asset as follow:

Initial recognition as of December 1, 2021	$36,362
Add: New lease begin on April 1, 2022	10,151
Accumulated amortization	(12,435)
Foreign exchange translation loss	(1,143)
Balance as of June 30, 2022	$32,935

As of June 30, 2022, operating lease liability as follow:

Balance as of January 1, 2022	$35,359
Add: New operating lease liability begin on April 1, 2022	10,151
Less: gross repayment	(11,432)
Add: imputed interest	955
Foreign exchange translation loss	(1,562)
Balance as of June 30, 2022	$33,471
Less: lease liability current portion	(25,600)
Lease liability non-current portion	$7,871

For the six months  ended June 30, 2022, the amortization of the operating lease right of use asset is $10,971.

F-40

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

8. DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Other receivables, deposits paid and prepayments consisted of the following as of June 30, 2022 and December 31, 2021

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Deposits	$11,640	$8,017
Prepayment	327	5,599
Total deposits, prepayments and other receivables	$11,967	$13,616

9. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following as of June 30, 2022 and December 31, 2021

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Accrued audit fees	$-	$12,000
Other payables	2,032	1,349
Total other payables and accrued liabilities	$2,032	$13,349

F-41

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

10. AMOUNT DUE TO DIRECTOR

Amount due to director of the following as of June 30, 2022 and December 31, 2021

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Amount due to director	$95	$100
Total amount due to director	$95	$100

11. INCOME TAXES

For the three and six months ended June 30, 2022 and 2021 of the local (United States) and foreign components of loss before income taxes were comprised of the following:

	For the three months ended June 30, 2022 (Unaudited)	For the three months ended June 30, 2021 (Unaudited)	For the six months ended June 30, 2022 (Unaudited)	For the six months ended June 30, 2021 (Unaudited)

Tax jurisdictions from:
- Local	$(161,170)	$-	$(165,359)	$-
- Foreign, representing
Labuan	16,393	(19,352)	(96,555)	(19,352)
Loss before income tax	$(144,777)	$(19,352)	$(261,914)	$(19,352)

The provision for income taxes consisted of the following:

	For the three months ended June 30, 2022 (Unaudited)	For the three months ended June 30, 2021 (Unaudited)	For the six months ended June 30, 2022 (Unaudited)	For the six months ended June 30, 2021 (Unaudited)

Current:
- Local	$-	$-	$-	$-
-Foreign	-		-	-
Deferred:
- Local	-	-	-	-
- Foreign	-	-	-	-
Income tax expense	$-	$-	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiary  that operate in various countries: United States and Labuan that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of June 30, 2022, the operations in the United States of America incurred $165,359 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2042, if unutilized. The Company has provided for a full valuation allowance of $34,725 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-42

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

Labuan

Under the current laws of the Labuan, CATTHIS Holdings Corp is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of June 30, 2022 and December 31, 2021:

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)

Deferred tax assets:
Net operating loss carry forwards	$-	$-
-United States of America
-Labuan	-	-
	-	-
Less: valuation allowance	-	-
Deferred tax assets	$	$

12. RELATED PARTY TRANSACTIONS

SEATech Ventures (HK) Limited, through its wholly-owned subsidiary of SEATech Ventures Corp. is a 14.99% shareholder of the Company. During the six months ended June 30, 2022, the Company have paid a further consulting fees amounting to $160,401 to SEATech Ventures (HK) Limited for business mentoring, nurturing, incubation services and corporate development advisory services. There were consultation fee amounting to $104,238 incurred during the period ended December 31, 2021. No amount due to SEATech Ventures (HK) Limited as of June 30, 2022 and December 31, 2021.

13. COMMITMENTS AND CONTINGENCIES

As of June 30, 2022, the Company has no commitments or contingencies involved.

14. CONCENTRATIONS OF RISK

The Company is exposed to the following concentration of risk:

(a) Major customers

For the six months ended June 30, 2022, and 2021 for the customer who accounted for 10% or more of the Company’s revenues and its accounts receivable balance at period-end are presented as follows:

	2022	2021	2022	2021	2022	2021
	Revenue		Percentage of revenue		Account receivable, trade

Customer A	$93,283	-	100%	-	$45,397	-
Total	$93,283	-	100%	-	$45,397	-

F-43

CATTHIS HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2022 and 2021 (Unaudited) and for the twelve months ended December 31, 2021 (Audited)

(Currency expressed in United States Dollars (“USD”), except for number of shares)

(b) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

15. SIGNIFICANT EVENTS

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the period ended June 30, 2022.

16. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through June 30, 2022 the date the Company issued unaudited consolidated financial statements in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

DEALER’S PROSPECTUS DELIVERY OBLIGATIONS

Until ___________________ (90 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter.

F-44

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$1,982.38
Auditor Fees and Expenses	$12,000.00
Legal Fees	$10,000.00
Administrative Fees	$9,000.00
Transfer Agent Fees	$3,500.00
TOTAL	$36,482.38

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

Item 14. Indemnification of Directors and Officers.

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

The registrant has issued the following shares of common stock without registration under the Securities Act of 1933 from date of inception to the date of this registration statement:

On January 04, 2021, the registrant issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin for initial working capital of $10. Mr. Yeo serves as our Chief Executive Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On July 15, 2021 the registrant issued 60,395,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Yeo Choon Pin in consideration of $6,039.50. The $6,039.50 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the registrant issued 4,639,050 shares of restricted common stock to Hoh Jee Choong with a par value of $0.0001 per share, in consideration of $464. The $464 in proceeds went to the Company to be used as working capital.

On August 15, 2021 the registrant issued 3,568,500 shares of restricted common stock to Chong Kwong Hsein with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the registrant issued 2,000,000 shares of restricted common stock to GreenPro Ventures Capital Limited with a par value of $0.0001 per share, in consideration of $200. The $200 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the registrant issued 1,070,550 shares of restricted common stock to Hoh Jei Munn with a par value of $0.0001 per share, in consideration of $107. The $107 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the registrant y issued 713,700 shares of restricted common stock to Su Ching Pung with a par value of $0.0001 per share, in consideration of $71. The $71 in proceeds went to the Company to be used as working capital.

On August 15, 2021, the registrant issued 713,700 shares of restricted common stock to Low En Lin Justin with a par value of $0.0001 per share, in consideration of $71. The $71 in proceeds went to the Company to be used as working capital.

On September 1, 2021, the registrant issued 1,000,000 shares of restricted common stock to GreenPro Asia Strategic SPC – Greenpro Asia Strategic Fund SP with a par value of $0.0001 per share, in consideration of $100. The $100 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the registrant issued 12,000,000 shares of restricted common stock to Bezeus Sdn Bhd with a par value of $0.0001 per share, in consideration of $1,200. The $1,200 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the registrant issued 19,000,000 shares of restricted common stock to SEATech Ventures Corp with a par value of $0.0001 per share, in consideration of $1,900. The $1,900 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the registrant issued 6,000,000 shares of restricted common stock to CMK Ventures Sdn Bhd with a par value of $0.0001 per share, in consideration of $600. The $600 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the registrant issued 4,880,000 shares of restricted common stock to CT Talent Sdn Bhd with a par value of $0.0001 per share, in consideration of $488. The $488 in proceeds went to the Company to be used as working capital.

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On September 5, 2021, the registrant issued 3,568,500 shares of restricted common stock to Lee Boon Ping (Li WenBing) with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

On September 5, 2021, the registrant issued 3,568,500 shares of restricted common stock to Lim Cheng Jeen with a par value of $0.0001 per share, in consideration of $357. The $357 in proceeds went to the Company to be used as working capital.

Between the period of January 4, 2021 to September 5, 2021, the Company sold shares of common stock to 14 foreign parties, all of which do not reside in the United States. A total of 123,217,500 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $12,322 went to the Company to be used as working capital.

Between the period of September 10, 2021 to October 10, 2021, the Company sold shares of common stock to 106 foreign parties, all of which do not reside in the United States. A total of 3,520,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $704,000 and went to the Company to be used as working capital

No person identified above was at the date of sale or is at the date of this registration statement a citizen or resident of the United States of America. Nevertheless, the registrant issued all of the common stock identified above in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, in that none of the sales involved a public offering. The physical certificates have not been issued at the date of this prospectus, but when issued will carry a restrictive legend. No broker or dealer was involved in the transactions and no commissions, fees or other compensation was paid in connection with the sales. The registrant’s existing relationships with the purchasers are indicated in the table. The registrant believes each purchaser had sufficient information about the registrant’s business and affairs, including financial condition and prospects, to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on April 1, 2021*
3.2	By-laws, as signed and agreed on January 4, 2021*
5.1	Legal Opinion Letter
10.1	Consulting Agreement between SEATech and catTHIS dated Feb 14, 2021
23.1	Consent of Independent Accounting Firm
23.2	Consent of Counsel, included in Exhibit 5.1
99.1	Sample Subscription Agreement *
107	Filing Fee Table

*Previously filed

Item 28. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Not applicable.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) [Not applicable.]

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) to (e) [Not applicable]

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g) [Not applicable]

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-

effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on November 14, 2022.

catTHIS Holdings Corp

By:	/s/ Yeo Choon Pin
Yeo Choon Pin, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ Yeo Choon Pin	Director, Chief Executive Officer	November 14, 2022
Yeo Choon Pin	(Principal executive officer) and
Chief Financial Officer
(Principal financial and accounting officer)

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